YEARLY RENEWABLE TERM

REINSURANCE AGREEMENT

between

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

of Lansing, Michigan

and

MUNICH AMERICAN REASSURANCE COMPANY

of Atlanta, Georgia

Effective Date of Agreement:

September 1, 2019

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer’s Reinsurance Agreement No: 4461

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

ARTICLE II REINSURANCE; REQUIREMENTS FOR REINSURANCE COVERAGE AND CESSIONS		3

1.	Reinsurance	3
2.	Automatic Reinsurance Coverage and Cessions	3
3.	Facultative Reinsurance Coverage and Cessions	3
4.	Data Notification	4

ARTICLE III STATEMENT OF ACCOUNT		5

1.	Premium and Claims Accounting	5
2.	Non-Payment of Premiums	5
3.	Unearned Premium	6

ARTICLE IV CHANGES TO BUSINESS REINSURED		7

1.	Policy Changes	7
2.	Plan Changes	7
3.	Increase in Amount and Underwriting Reclassification	7
4.	Reductions	8
5.	Special Changes	8
6.	Lapses	8
7.	Rescissions	8
8.	Reinstatements	8
9.	Minimum Final Cession	9
10.	Retention Limit Changes	9

ARTICLE V RECAPTURE		10

1.	Recapture Triggering Events	10
2.	Financial Impairment, Failure to Pay, Reserve Credit	10
3.	Increase in Retention	10
4.	Successors	11

ARTICLE VI LIABILITY		12

1.	Automatic Reinsurance	12
2.	Facultative Reinsurance	12
3.	Duration	12
4.	Temporary Insurance Agreement	12

ARTICLE VII CLAIMS		13

1.	Claims Decision	13
2.	Claims Guidelines, Standards and Procedures	13
3.	Initial Notice of Claim	13
4.	Claim Proofs	14
5.	Ceded Claim Settlements	14
6.	Contested Claims	14
7.	Ceded Benefits Payable	15
8.	Misstatement of Age or Sex	15

2

9.	Expenses	15
10.	Extra Contractual Damages	15

ARTICLE VIII DISPUTE RESOLUTION		17

1.	Arbitration	17

ARTICLE IX FINANCIAL IMPAIRMENT AND INSOLVENCY		19

1.	Financial Impairment of Reinsurer	19
2.	Insolvency	19

ARTICLE X TAXES & EXPENSES		21

1.	DAC Tax	21
2.	The Reinsurer’s Taxes and Expenses	21
3.	United States Foreign Account Tax Compliance Act	21

ARTICLE XI GENERAL PROVISIONS		22

1.	Administration and Access	22
2.	Amendments	22
3.	Assignment	22
4.	Benefit	23
5.	Compliance	23
6.	Conditions	23
7.	Confidentiality	23
8.	Construction	26
9.	Counterparts	26
10.	Duration of Agreement	26
11.	Entire Agreement	26
12.	Errors and Omissions (Oversights)	26
13.	Good Faith	26
14.	Licenses and Reserve Credit	27
15.	Notices	27
16.	OFAC	27
17.	Offset	27
18.	Parties to Agreement	27
19.	References	28
20.	Representations and Warranties	28
21.	Severability	28
22.	Survival	28
23.	Waiver	28

EXHIBIT A		31

PLANS, RIDERS, AND BENEFITS REINSURED		31

EXHIBIT A-I		32

THE COMPANY’S UNDERWRITING FORMS,		32
EVIDENCE, AND ISSUE RULES		32
TEMPORARY INSURANCE AGREEMENT		32

EXHIBIT B		33

3

GENERAL PROVISIONS	33

EXHIBIT C	38

INSTRUCTIONS FOR ADMINISTRATION -YRT PREMIUM RATES	38

EXHIBIT D	42

YRT REINSURANCE RATES	42

EXHIBIT E	43

RETENTION LIMITS	43

EXHIBIT E-I	46

AUTOMATIC REINSURANCE POOL CAPACITY	46

EXHIBIT E-II	48

THE REINSURER’S AUTOMATIC ACCEPTANCE LIMITS	48

EXHIBIT E-III	1

JUMBO LIMIT	1

EXHIBIT F	3

REINSURANCE REPORTS	3

EXHIBIT G	6

DAC TAX ELECTION	6

EXHIBIT H	7

UNDERWRITING REQUIREMENTS FOR AUTOMATIC REINSURANCE	7

EXHIBIT I	8

TERMINAL ACCOUNTING AND SETTLEMENT	8

4

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

This Yearly Renewable Term Reinsurance Agreement (this “Agreement”) for reinsurance on an automatic and facultative basis is effective as of September 1, 2019 (the “Effective Date”) by and between John Hancock Life Insurance Company (U.S.A.) (the “Company”) and Munich America Reassurance Company (the “Reinsurer”).

ARTICLE I

DEFINITIONS

Definitions. The following terms have the definitions set forth below:

“Agreement” has the meaning assigned to such term in the introductory paragraph.

“Applicable Law” means any applicable law, statute, rule, ruling, determination, ordinance, regulation, or opinion of any governmental authority, administrative body or agency or court, domestic or foreign, or any decision, judgment, order, writ, injunction or decree of any such governmental authority, administrative body or agency or court.

“Automatic Acceptance Limit” has the meaning assigned to such term in Exhibit E-II.

“Automatic Reinsurance Pool Capacity” has the meaning assigned to such term in Exhibit E-I.

“Company” has the meaning assigned to such term in the introductory paragraph.

“Confidential Information” has the meaning assigned to such term in Article XI, section 7(j).

“Covered Policies” means the life insurance policies, supplementary benefits, riders and temporary insurance agreements issued on those plans listed on Exhibit A and any other life insurance policy, supplementary benefit, rider or temporary insurance agreement that is reinsured by the Reinsurer pursuant to the terms of this Agreement.

“Disclosing Party” has the meaning assigned to such term in Article XI, section 7(j).

“Effective Date” has the meaning assigned to such term in the introductory paragraph.

“Financial Impairment” has the meaning assigned to such term in Article IX, section 1.

“Insolvency” has the meaning assigned to such term in Article IX, section 2.

“Jumbo Break” has the meaning assigned to such term in Exhibit E-III.

“Jumbo Limit” has the meaning assigned to such term in Exhibit E-III.

“NAIC” means the National Association of Insurance Commissioners.

“Net Amount at Risk” has the meaning assigned to such term in Exhibit B.

“Non-Notifying Party” has the meaning assigned to such term in Article VIII, section 1.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE I (Cont’d)

“Notifying Party” has the meaning assigned to such term in Article VIII, section 1.

“OFAC” has the meaning assigned to such term in Article XI, section 16.

“OFAC Laws” has the meaning assigned to such term in Article XI, section 16.

“Personal Information” has the meaning assigned to such term in Article XI, section 7.

“Privacy Laws” has the meaning assigned to such term in Article XI, section 7(j).

“Proprietary Information” has the meaning assigned to such term in Article XI, section 7.

“Recapture Triggering Event” has the meaning assigned to such term in Article V, section 1.

“Receiving Party” has the meaning assigned to such term in Article XI, section 7(j).

“Reinsurer” has the meaning assigned to such term in the introductory paragraph.

“Representative” means a party’s directors, officers, employees, affiliated entities, agents, external lawyers, external consultants or external auditors.

“Reserve Credit” means full statutory financial statement credit for the reinsurance ceded to the Reinsurer under this Agreement, in all statutory financial statements required to be filed with any governmental body charged with supervision of insurance companies in all United States jurisdictions in which the Company is licensed, authorized or accredited to transact business, and all consolidated financial statements required to be filed by the Company or its affiliates with any governmental body charged with supervision of insurance companies in Canada and its provinces.

“Retention Limits” has the meaning assigned to such term in Exhibit E.

“Third Party” means any of a party’s third-party administrators, subcontractors, advisors, or vendors, and in the case of the Reinsurer, its retrocessionaires.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE II

REINSURANCE; REQUIREMENTS FOR REINSURANCE COVERAGE AND

CESSIONS

1.	Reinsurance.

On or after the Effective Date, the Company shall cede to the Reinsurer a portion of the risk (as set forth in Exhibit B) for the Covered Policies, subject to the terms and conditions described in this Agreement. This Agreement is applicable only to reinsurance of Covered Policies directly written by the Company, except as set forth in Article IV (Changes to Business Reinsured). Any other life insurance policies acquired by the Company through merger of another life insurance company, reinsurance (whether by assumption or other reinsurance) or otherwise are not included as Covered Policies under the terms of this Agreement.

2.	Automatic Reinsurance Coverage and Cessions.

The Reinsurer shall automatically accept its share of the risks under the Covered Policies as described in the exhibits of this Agreement, provided that all of the following conditions are met at the time the Covered Policy is issued:

(a)	The Company retains its quota share in accordance with the limits set forth in Exhibit B;

(b)	The Company follows the Underwriting Requirements for Automatic Reinsurance set forth in Exhibit H;

(c)	The Jumbo Limit is not exceeded;

(d)

The ultimate amount to be reinsured with respect to an insured life under this Agreement in addition to the amount already reinsured by the Company to the Reinsurer with respect to such insured life, does not exceed the Reinsurer’s Automatic Acceptance Limits; and

(e)

The application is on a relevant insured life that has not been submitted on a facultative basis by the Company to the Reinsurer or any other reinsurer within the last three (3) years, unless the reason for such prior submission(s) on a facultative basis no longer applies.

For the purposes of this Article, “ultimate amount” will mean to the best of the Company’s knowledge, the projected maximum face amount at the time of underwriting, based on scheduled contractual increases, that is anticipated based on reasonable assumptions made about the policy.

The Company shall report to the Reinsurer all automatic cessions in the periodic reports described in Exhibit F.

The Company shall send copies of the application, underwriting papers and other pertinent papers for an automatic cession on any insured life upon request from the Reinsurer.

3.	Facultative Reinsurance Coverage and Cessions.

If the Company receives an application that does not meet the criteria for Automatic Reinsurance Coverage, the Company may submit the application to the Reinsurer for facultative consideration. At the Company’s option, any risk may be submitted to the Reinsurer for facultative consideration.

The Company may apply for facultative reinsurance by sending to the Reinsurer copies of all pertinent papers, including the original application and any medical and non-medical evidence, and all other information that the Company may have relating to the insurability of the risk.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE II (Cont’d)

After consideration of the facultative application and related information, the Reinsurer shall promptly inform the Company of its underwriting decision. If the Reinsurer makes an offer of reinsurance, the Company must accept the Reinsurer’s offer during the lifetime of the insured and within the lesser of: (i) the time period specified in the Reinsurer’s offer; or (ii) one hundred and twenty (120) days after the Company’s receipt of such offer. The Company shall accept the Reinsurer’s offer by: (i) written notification; or (ii) reporting such risk on the periodic reports it provides to the Reinsurer as described in Exhibit F.

If any application to the Reinsurer is not to be placed with the Reinsurer, the Company shall advise the Reinsurer of such event so that the Reinsurer can complete its records related thereto. Article XI, section 12. Errors and Omissions (Oversight) shall not apply in the event the Company fails to meet the deadline for acceptance as set forth in this Article.

4.	Data Notification.

The Company shall provide the Reinsurer with the reports set forth in Exhibit F. The Company, upon reasonable request, shall provide the Reinsurer with any other information related to the Covered Policies and the reinsurance hereunder and which the Reinsurer reasonably requires in order to complete its financial statements.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE III

STATEMENT OF ACCOUNT

1.	Premium and Claims Accounting.

The Company shall pay premiums to the Reinsurer for Covered Policies in accordance with the terms set out in Exhibits B, C and D and the payment of such premiums is, subject to Article III, section 2, a condition precedent to coverage under this Agreement.

For each accounting period, the Company shall send to the Reinsurer Billing Statements as set out in Exhibit F, showing all first year and renewal premiums that become due during that accounting period, including any adjustments made necessary by changes or corrections to reinsurance previously reported.

For all claims paid by the Company within the accounting period, the Company shall submit to the Reinsurer a Statement of Reinsured Claims Collected, as set forth in Exhibit F. This statement is an itemized listing of benefits including the ceded death benefit, plus the Reinsurer’s proportionate share of the interest and expenses paid by the Company, that have been netted off the Reinsurer’s monthly Billing Statement(s).

If the statement balance so calculated is due to the Reinsurer, the Company shall forward payment in settlement together with the statements. If the balance is due to the Company, the Reinsurer shall forward payment in settlement within thirty (30) days of receipt of the applicable statement.

For balances remaining unpaid longer than thirty (30) days after the delivery to the Reinsurer of the applicable statement, the Company reserves the right to charge interest on the outstanding balance. The outstanding balance will incur interest calculated from that date using the “3-month” U.S. Treasury Bill rate reported for the last working date of the calendar month preceding the applicable statement in the Wall Street Journal or, if the Wall Street Journal is no longer published, a comparable publication.

If the Company returns premiums to the policyholder of a Covered Policy for any reason other than surrenders provided under the contractual terms of the Covered Policy, the Reinsurer shall return its proportional share of the premiums (less allowances) it has received from the Company in respect of any Covered Policy for which premiums have been returned.

The Company reserves the right to net any balances hereunder that remain unpaid for more than thirty (30) days after delivery of each applicable statement from the next Billing Statement.

2.	Non-Payment of Premiums.

The Reinsurer may terminate its liability for any reinsurance on a Covered Policy for which the reinsurance premiums have not been paid within sixty (60) days after the Due Date set forth in Exhibit F, by giving thirty (30) days written notice of such action to the Company. The Reinsurer’s right to terminate under this paragraph shall cease if the Company pays the unpaid reinsurance premiums within such thirty (30) day notice period. In the event of a dispute regarding YRT rates, the Reinsurer will continue to accept YRT premiums based on the then current rate and not seek contractual termination of the YRT coverage under the terms of this Article until the dispute has been resolved in accordance with the dispute resolution provisions of this Agreement.

The Reinsurer reserves the right to charge interest on any balances remaining unpaid thirty (30) days after the Due Date and/or when premiums for newly issued Covered Policies remain unpaid after one hundred and twenty (120) days from the issue date of the Covered Policy. Interest incurred will be calculated using the “3-month” U.S. Treasury Bill rate reported for the last working date of the calendar month in the Wall Street Journal or, if the Wall Street Journal is no longer published, a comparable publication.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE III (Cont’d)

The Reinsurer’s right to terminate reinsurance for non-payment of premium shall not prejudice its right to collect premiums for the period the reinsurance was in force.

During the period premiums are outstanding, the Reinsurer may offset the amount of any premiums in arrears against amounts owed to the Company hereunder.

The Company shall not force the Reinsurer to exercise its termination remedy under the provisions of this section solely to either (i) avoid the recapture requirements hereunder or (ii) to transfer to another reinsurer the Covered Policies.

3.	Unearned Premium.

The Company shall take credit, without interest, for any unearned premiums, (net of commissions or allowances), arising due to reductions, terminations, lapses, cancellations or death claims, in its account.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE IV

CHANGES TO BUSINESS REINSURED

1.	Policy Changes.

Changes to Covered Policies shall be made in accordance with the provisions of this Article. If any change affects the plan, the amount of reinsurance premiums, allowances or commissions, if applicable, under the cession, the Company shall inform the Reinsurer in the subsequent Reinsurance Listing In Force Report as set forth in Exhibit F.

2.	Plan Changes.
(a)	Automatic Cessions:

Whenever the plan of insurance on any Covered Policy is being changed, including internal replacements, and the Company is not obtaining evidence in accordance with the Company’s new business underwriting rules, or as agreed otherwise by the Company and the Reinsurer, the reinsurance shall remain in effect with the Reinsurer on the following basis:

(i)	the reinsurance rates and the durations shall be based on those applicable to the original cession; and

(ii)	the reinsurance amount at risk shall be determined according to the terms of this Agreement but in no event shall be more than the original cession at the time of the change in plan; and

(iii)	the suicide and contestability period of the policy will be measured from the issue date of the original cession.

Whenever the plan of insurance on a Covered Policy is being changed, including internal replacements, and underwriting in accordance with the Company’s new business underwriting rules is required, the policy will be considered new business and will be reinsured under the current pool open to new business, using first year rates based on attained age. The suicide and contestability period of such a policy will be measured from the current issue date, except in jurisdictions that require otherwise.

Internal replacements, as described above, may occur between the Company and any of its affiliate companies and to plans not listed in Exhibit A.

(b)	Facultative Cessions. Any changes shall be subject to the Reinsurer’s approval only if the Company is obtaining evidence in accordance with the Company’s new business underwriting rules.

These practices regarding plan changes will apply unless mutually agreed otherwise by the Company and the Reinsurer.

3.	Increase in Amount and Underwriting Reclassification
(a)

Automatic Cessions. Any underwriting reclassification, (including any change in mortality rating), or non-contractual increase in amount at risk for any cession shall be subject to the Company’s new business underwriting rules or as agreed otherwise by the Company and the Reinsurer. The amount of the increase shall be subject to the terms of this Agreement.

If the amount of the policy will increase above the Jumbo Limit, or if the amount to be reinsured exceeds the Reinsurer’s Automatic Acceptance Limits, the increase shall be subject to the Reinsurer’s approval, which shall not be unreasonably withheld, conditioned or delayed.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE IV (Cont’d)

(b)

Facultative Cessions. Any re-underwriting or non-contractual increase, including any change in mortality rating, shall be subject to the Reinsurer’s approval, which shall not be unreasonably withheld, conditioned or delayed.

4.	Reductions.

If the amount of insurance of a Covered Policy is reduced, then the reinsurance net amount at risk shall be reduced proportionately. The reduction shall be effective on the same date as the reduction under the Covered Policy.

If the reinsurance for a Covered Policy has been placed with more than one reinsurer, the reduction shall be applied to all reinsurers in proportion to the amounts originally reinsured with each reinsurer.

If the insured has multiple policies, some which are reinsured, and a fully retained policy lapses or reduces, the Company will not make any changes to the Covered Policies.

5.	Special Changes.

If any other change of a type not covered above, which may materially affect the terms of the cession in question, is requested, the Reinsurer’s approval (which shall not be unreasonably withheld, conditioned or delayed) shall be obtained before such a change becomes effective.

6.	Lapses.

When a Covered Policy is terminated due to a lapse, the cession in question shall be cancelled effective as of the date of such lapse. If the Company allows extended or reduced paid-up insurance following a lapse, the reinsurance will be appropriately amended. If the Company allows the Covered Policy to remain in force under its automatic premium loan provisions, the reinsurance shall continue unchanged and in force as long as such provisions remain in effect, except as provided for otherwise in this Agreement.

If the Covered Policy continues in force without payment during any days of grace pending its termination, whether such continuance is as a result of a policy contractual provision or a practice of the Company, the reinsurance shall also continue without payment of premium and shall terminate on the same date as the Company’s risk terminates.

7.	Rescissions.

When an in-force Covered Policy is rescinded by the Company, the cession in question shall be voided from inception and the Reinsurer shall return the premiums it has received from the Company in respect of such policy. Should the Company be subsequently required to reinstate a Covered Policy that it rescinded, it is understood that the Reinsurer shall participate in the reinsurance of the reinstated Covered Policy under the terms and conditions described in this Agreement, and provided that there is no non-contractual increase to the Reinsurer’s share.

8.	Reinstatements.

If a Covered Policy reinsured on an automatic basis is reinstated in accordance with the terms of the Covered Policy or normal rules and practices of the Company, the Reinsurer shall reinstate the reinsurance automatically.

If the Company collects premiums in arrears from the policyholder of a reinstated Covered Policy, the Company shall pay the Reinsurer all corresponding reinsurance premiums in arrears in connection with the reinstatement.

The Reinsurer’s approval is required only for the reinstatement of a facultative policy when the Company’s regular reinstatement rules indicate that more evidence than a Statement of Good Health or Health Questionnaire is required.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE IV (Cont’d)

9.	Minimum Final Cession.

Reinsurance under this Agreement shall be cancelled whenever the net amount at risk becomes less than the Minimum Final Cession amount set out in Exhibit B.

10.	Retention Limit Changes.

The Company’s Retention Limits are outlined in Exhibit E and the retention for the purposes of this Agreement is described in Exhibit B.5. The Company may change its Retention Limits on new business being issued at any time by giving prior written notice to the Reinsurer of the new Retention Limits and the effective date of the new Retention Limits schedule. Upon a change in the Retention Limits, the reinsurance under this Agreement shall be maintained in force without reduction except as otherwise specifically provided in this Agreement.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE V

RECAPTURE

1.	Recapture Triggering Events.

Upon the occurrence of a Recapture Triggering Event, the Company shall have the right, but not the obligation, to recapture all of the reinsurance ceded under this Agreement. Except as otherwise provided in this Article V, the Company shall recapture the reinsurance ceded under this Agreement by providing the Reinsurer with written notice of its intent to effect recapture, and recapture of the relevant portion of reinsurance on the Covered Policies shall be effective on the tenth (10th) day following the day on which the Company has provided the Reinsurer with such notice. A “Recapture Triggering Event” means any of the following occurrences:

(a)	the Financial Impairment of the Reinsurer as defined in Article IX;

(b)

the Reinsurer’s failure to pay any material amount due to the Company under this Agreement and, in each case (i) such amount is not subject to a good faith dispute and (ii) such breach has not been cured within ninety (90) calendar days after written notice thereof from the Company;

(c)

any event that would cause the Company to not be permitted to receive Reserve Credit on any of its Statutory Financial Statements and that such event has not been remedied prior to the last calendar day of the calendar quarter in which such event occurs;

(d)	any increase in the Company’s retention on the Covered Policies, as set forth in Exhibit B.5.

2.	Financial Impairment, Failure to Pay, Reserve Credit.

If the Recapture Triggering Event is any of those described in Article V, sections 1(a) through (c) above, the Company may, at its option, recapture all of the reinsurance in force that was ceded to the Reinsurer under this Agreement, by providing the Reinsurer, its rehabilitator, conservator, supervisor, receiver, liquidator or statutory successor with written notice of its intent to recapture the reinsurance in force, regardless of the duration the reinsurance has been in force or the amount retained by the Company on the policies reinsured. The effective date of a recapture would be, at the Company’s sole discretion and as set forth in the notice of its intent to recapture, either (i) in the event of a Financial Impairment, the date on which the Financial Impairment was established, or (ii) the date of the notice by the Company to the Reinsurer of its intent to recapture. If the Company elects to recapture as a result of the Reinsurer’s Financial Impairment, then it shall recapture eligible business in accordance with the following rules:

(i)	The amount of reinsurance eligible for recapture is based on the reinsurance net amount at risk as of the date of recapture.

(ii)

The Reinsurer shall not be liable, after the effective date of recapture, for any cessions or portions of such cessions eligible for recapture, which the Company has overlooked. The Reinsurer shall be liable only for a credit of the premiums received after the recapture date, less any commissions or allowances and without interest.

(iii)	The Reinsurer shall be liable for its share of any claim incurred up to and including the date of recapture.

3.	Increase in Retention.

If the Recapture Triggering Event is an increase in the Company’s retention on the Covered Policies as provided in Article V, section 1(d) above, the Company shall give the Reinsurer ninety (90) calendar days written notice prior to the effective date of the recapture. The Company may apply the new retention to existing reinsurance and reduce the reinsurance in force, in accordance with the following rules:

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE V (Cont’d)

(a)	The portion of the business recaptured has satisfied the minimum in-force period requirements outlined in Exhibit B.18.

(b)

Recapture may be made if the Company retained its quota share in accordance with Exhibit B.5 for the plan, age and mortality rating at the time the Covered Policy was issued. Any class of fully reinsured business or any classes of risks for which the Company established special retention limits less than those set forth in this Agreement at the time the Covered Policy was issued are not eligible for reduction.

(c)

Such reductions shall be made on the next policy anniversary of each cession affected from the effective date of recapture set forth in the recapture notice from the Company to the Reinsurer or, reductions may be made according to a “one-time” effective date of recapture if agreed to by the Reinsurer.

(d)

Recapture will be in the form of an increase in the Company’s retained quota share and a decrease in the quota share percentage ceded to the pool. This decrease will apply to all such in force business reinsured under this Agreement provided the requirements set forth in paragraphs 4. (a) and (b) above are satisfied.

(e)

Recapture as provided herein shall be optional with the Company, but if any reinsurance is recaptured, all reinsurance eligible for recapture under the provisions of this Article V must be recaptured. If there is reinsurance with other reinsurers on risks eligible for recapture, the necessary reduction is to be applied pro rata to the total outstanding reinsurance with all reinsurers.

(f)	The amount of reinsurance eligible for recapture is based on the reinsurance net amount at risk as of the date of recapture.

(g)

The Reinsurer shall not be liable, after the effective date of recapture, for any cessions or portions of such cessions eligible for recapture, which the Company overlooked. The Reinsurer shall be liable only for a credit of the premiums received after the recapture date, less any allowances (if applicable) and without interest.

4.	Successors.

For the avoidance of doubt, if the Company transfers Covered Policies to a successor company then the successor company has the option to recapture the reinsurance in accordance with the recapture criteria outlined in this section.

Recapture under this Article V shall be subject to a terminal accounting and settlement as set forth in Exhibit I, Terminal Accounting and Settlement.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE VI

LIABILITY

1.	Automatic Reinsurance.

The Reinsurer’s liability for any Covered Policy ceded on an automatic basis shall begin simultaneously with the Company’s contractual liability for such Covered Policy.

2.	Facultative Reinsurance.

If a policy becomes a Covered Policy by submitting for coverage on a facultative basis to the Reinsurer and the Reinsurer making an offer that is accepted by the Company in accordance with the terms of this Agreement, then the Reinsurer’s liability shall begin simultaneously with the Company’s contractual liability for such Covered Policy.

However, if the Reinsurer has submitted an unconditional offer on a facultative case to the Company and a claim arises after the Company has made the decision to accept the Reinsurer’s unconditional offer in accordance with its terms and prior to its expiration, but prior to the Company notifying the Reinsurer of acceptance, the Reinsurer shall be liable for its share of such claim, if it is shown to the reasonable satisfaction of the Reinsurer that the policy would have been reinsured with the Reinsurer.

The Reinsurer shall have no liability for a risk submitted to the Reinsurer on a facultative basis if (i) the Reinsurer duly notifies the Company of its decision to decline such risk, (ii) the Company declines the Reinsurer’s offer or (iii) the Reinsurer’s offer is not accepted prior to its expiration or within the lifetime of the risk.

3.	Duration.

Except as set forth in the following sentence, the liability of the Reinsurer for all Covered Policies shall cease at the same time as the liability of the Company ceases and shall not exceed the Company’s contractual liability under the terms of the Covered Policies. With respect to Covered Policies under which the Company is required to pay or accelerate the reinsured amounts to the beneficiary prior to the death of the insured and the Company does not recover such reinsured amounts at the time such payments are made, the Reinsurer shall remain liable for such amounts until a claim is made at the time of the death of the insured even if the liability of the Company previously ceased.

4.	Temporary Insurance Agreement.

Regardless of any provision of this Agreement to the contrary, where the Company provides insurance coverage under a temporary insurance agreement or prior to the issuance and delivery of a policy to the applicant during the insured’s or proposed insured’s lifetime, the extent of the Reinsurer’s liability on a per life basis is as stated in the Temporary Insurance Agreement provision set out in Exhibit A-I. The Company shall follow its normal procedures for such coverage.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE VII

CLAIMS

1.	Claims Decision.

The Reinsurer agrees that in regard to all claims on Covered Policies:

(a)	The final decision with respect to payment of claims is at the sole discretion of the Company.

(b)	The Company may seek the Reinsurer’s opinion with respect to payment of a claim, but the Reinsurer is not responsible to the Company for a claim decision.

(c)	The Company’s determination of its contractual liability for claims, as described in this Article, is binding on the Reinsurer.

2.	Claims Guidelines, Standards and Procedures.
(a)

The Company’s material compliance with its then applicable claim guidelines, standards and procedures (collectively, “Claims Procedures”), is a condition precedent to the payment of any reinsurance benefits under this Agreement. The Company will provide a copy of the Claims Procedures to the Reinsurer upon request. The Company shall notify the Reinsurer within at least thirty (30) days prior to the effective date of any proposed material change (as determined by the Company, in its sole discretion) to the Claims. If the Reinsurer agrees to the proposed change in writing within thirty (30) days from the date of notice, such change shall become part of the Claims Procedures. If the Reinsurer does not respond within thirty (30) days from the date of notice, the Reinsurer shall be deemed to have accepted such proposed change and such change shall become part of the Claims Procedures. If the Reinsurer objects to such proposed change in writing within thirty (30) days from the date of notice, such objection shall be in writing and shall provide, in sufficient detail, the Reinsurer’s good faith objection to such proposed change based on the Reinsurer’s good faith belief that the proposed change, if implemented, will have a material effect on the Reinsurer’s risk assumed under the Agreement. At the Company’s request, the Reinsurer shall discuss its objection to such proposed change with the Company. The parties will act in good faith to come to a mutual agreement.

(b)

The Company shall provide the Reinsurer with notice of any Claim Exception made by the Company related to any policy reinsured under this Agreement. For purposes of the Agreement a “Claim Exception” is a decision made by the Company to deny or pay a claim that: (i) violates the express terms of the applicable policy; (ii) violates the express provisions of the Company’s Claims Procedures; or (iii) to the knowledge of the Company, violates applicable law.

3.	Initial Notice of Claim.

For all claims on Covered Policies, the Company shall send an Initial Notice of Death report to the Reinsurer, which shall be included with the Company’s monthly claims and Billing Statement, as set forth in Exhibit F.

The Initial Notice of Death report shall include: the insured’s name, date of birth, the death benefit amount, the retained amount, ceded death benefit, policy number, plan code, treaty code, date of death and policy date.

In addition, with respect to joint life last survivor Covered Policies, the Company shall inform the Reinsurer of the first death under the Covered Policy promptly following notification to the Company of such first death by providing the Reinsurer with the policy number, name, date of death, and cause of death of the insured.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE VII (Cont’d)

4.	Claim Proofs.

The Company shall report all non-contested claims on Covered Policies on a “bulk” basis (where no proofs will be provided to the Reinsurer, except upon specific request by the Reinsurer). For all contested claims on Covered Policies, the Company shall provide claim proof in accordance with section 6 of this Article VII.

Procedures for the handling of reinsured claims are as follows:

(i)

For all non-contestable claims where the policy death benefit is less than or equal to $1,000,000, the Company will report these claims on a “bulk” basis (where no proofs will be provided to the Reinsurer-except upon specific request by the Reinsurer). In lieu of proofs of death, the Company will submit a listing of new and paid claims in a mutually agreed format that will include the information necessary’ for the Reinsurer to process the claim.

(ii)

For all non-contestable claims where the policy death benefit is $1,000,001 or greater, once the Company has approved and paid the claim, the Company will send to the Reinsurer copies of the claimant’s statement, the insured’s death certificate or other reliable proof of death and proof of payment.

(iii)

For claims within the contestable period, where the policy death benefit is equal to or exceeds $500,001, the Company will send to the Reinsurer its Claim Proofs and claims investigation documents except for investigation documents which are under privilege. If the reinsurance is on an automatic basis, the Company will also provide copies of the underwriting documents. (The Company will provide additional documents to the Reinsurer upon request.)

5.	Ceded Claim Settlements.

Payment of death claims by the Reinsurer shall be in one lump sum regardless of the mode of settlement under any Covered Policy. The Reinsurer shall reimburse the Company for any claims payable under this Agreement as described in Article III.

6.	Contested Claims.

The Company shall notify the Reinsurer of its intention to contest, compromise, rescind or litigate a claim involving a Covered Policy. The Company shall then submit to the Reinsurer for review, copies of the insured’s death certificate or other reliable proof of death, claimant’s statement (if applicable) and, upon the Reinsurer’s request, any other pertinent papers connected with the claim.

In the event that the Reinsurer does not wish to participate in the contest, compromise, rescission or litigation of the claim, it shall notify the Company within five (5) Business Days after receipt of the pertinent papers as indicated in the immediately preceding paragraph. The Reinsurer shall then discharge all of its liability by paying the Company its full share of the reinsured liability to the Company and will not share in any subsequent reduction in liability.

If the Reinsurer agrees with the decision to participate in the contest, compromise, rescission or litigation of the claim, the Reinsurer will share in any subsequent reduction in the Company’s liability. The Reinsurer will share in such reduction in the proportion that the Reinsurer’s net liability bears to the sum of the net liability before reduction of the Company and all reinsurers, including the Reinsurer, on the insured’s date of death.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE VII (Cont’d)

7.	Ceded Benefits Payable.

The reinsurance benefit will be limited to the Reinsurer’s share of the Company’s contractual liability for the claim plus the Reinsurer’s proportionate share of interest that the Company pays on death proceeds until the Company’s date of settlement, provided that the interest rate applied does not exceed the amount required by the Covered Policy or applicable law, whichever is greater. For the purposes of this provision, contractual liability shall mean the benefits payable by the Company under the terms and conditions of the Covered Policy.

The total reinsurance benefit recovered by the Company from all reinsurers on a Covered Policy must not exceed the Company’s total contractual liability on the Covered Policy, less the Company’s retention on the Covered Policy.

8.	Misstatement of Age or Sex.

If the amount of insurance provided by the Covered Policies is increased or reduced because of a misstatement of age or sex of a life insured, the net liability of the Reinsurer shall be proportionally adjusted, as though such revised liability had been in effect on the date the reinsurance for such Covered Policy commenced under Article VI, Liability. Any difference in premium as a result of such change will be settled without interest.

9.	Expenses.

The Reinsurer shall pay its share of the expenses that are connected to the Company’s investigation of any claim incurred on Covered Policies. Subject to section 9 of this Article VII, claims investigation expenses do not include expenses incurred by the Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits. The Reinsurer will not be required to reimburse the Company for routine claim and administration expenses.

Expenses which are excluded from this provision are salaries for officers or employees, or other routine office expense of the Company; also excluded are expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the Company admits are payable.

In the event that the Reinsurer agrees to participate in the Company’s decision to contest, compromise, rescind or litigate a claim on a Covered Policy, the Reinsurer agrees to reimburse the Company for any reasonable legal, investigative and like expenses that the Company may incur in seeking to contest, compromise, rescind or litigate the claim. Such reimbursement shall be in the proportion that the Reinsurer’s net liability for such Covered Policy bears to the sum of the net liability of the Company and all reinsurers for such Covered Policy, as of the date of death, in the event of a contest, compromise, rescission or litigation of a claim. The Reinsurer shall also pay its share of the claim itself, if applicable.

10.	Extra Contractual Damages.

The Reinsurer will not participate in Punitive or Exemplary Damages, Compensatory Damages, Bad Faith Damages, Statutory Penalties, and Aggravated Damages (collectively “Extra Contractual Damages”) that are awarded or assessed against the Company as a result of an act, omission, or course of conduct committed solely by the Company, its agents or duly authorized Representatives in connection with the policies reinsured under this Agreement.

The Reinsurer shall, however, reimburse the Company for its proportionate share of Extra Contractual Damages awarded against the Company in connection with the policies reinsured under this Agreement if the Reinsurer (i)

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE VII (Cont’d)

was an active party and directed in writing; (ii) consented to in writing and in advance; or (iii) ratified in writing, the specific act, omission or course of conduct of the Company which results in the assessment of Extra Contractual Damages.

For the purposes of this provision, the following definitions shall apply:

(a)	“Punitive or Exemplary Damages” are those damages awarded as a penalty, the amount of which is not governed, nor fixed by statute;

(b)	“Compensatory Damages” are those damages awarded to compensate for the actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute;

(c)	“Bad Faith Damages” are those damages that may be compensated by Punitive or Exemplary Damages and are awarded as a result of bad faith dealings;

(d)	“Statutory Penalties” are those amounts, which are awarded as a penalty, but fixed in amount by statute; and

(e)	“Aggravated Damages” are court ordered amounts that compensate claimants for intangible injuries such as mental distress, humiliation or aggravating circumstances.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE VIII

DISPUTE RESOLUTION

1.	Arbitration.

The Company and the Reinsurer shall attempt in good faith to negotiate a mutually-acceptable solution to any controversy, dispute or claim arising out of or relating to this Agreement, or the breach thereof. Where the Company and the Reinsurer fail to reach a mutually acceptable solution within thirty (30) days, then either the Company or the Reinsurer may request that the controversy, dispute or claim be settled by binding arbitration. The parties shall instruct the arbitrators to interpret this Agreement as an honorable engagement and the arbitrators will not be obligated to follow strict rules of law or evidence. The parties shall instruct the arbitrators to regard this Agreement from the standpoint of practical business and are empowered to determine as to the interpretation of the treaty obligation. The parties intend that the arbitrators will make their decision with a view to affecting the intent of the Agreement.

To initiate arbitration, either the Company or the Reinsurer (the “Notifying Party”) may notify the other (the “Non-Notifying Party”) in writing of its desire to arbitrate, stating the nature of its dispute and remedy sought. The Non- Notifying Party shall respond to the notification in writing within fifteen (15) days.

Within sixty (60) days of the date on which the Notifying Party gives notice to the Non-Notifying Party of its desire to arbitrate, the Company and the Reinsurer shall each appoint one arbitrator. If either party refuses or neglects to appoint an arbitrator within the sixty (60) day period, the party that has appointed its arbitrator may appoint the second arbitrator. The parties shall cause these two arbitrators to select a third arbitrator within two (2) weeks of the date on which the last of the two such arbitrators was appointed.

If the two arbitrators do not agree on the choice of the third arbitrator, then the Company and the Reinsurer shall each name four candidates to serve as arbitrator. Beginning with the Non-Notifying Party, each party shall eliminate one candidate from the eight listed until one candidate remains. If this candidate declines to serve as the arbitrator, the candidate last eliminated will be approached to serve. This process shall be repeated until a candidate has agreed to serve as the third arbitrator.

All three arbitrators must be present or former officers of life insurance companies or life reinsurance companies or professionals, each with a minimum ten (10) years’ experience in or serving the life insurance or life reinsurance industry, excluding however, anyone affiliated with either the Company or the Reinsurer, such as, officers or professional advisors of the Company or the Reinsurer, their affiliates or subsidiaries or past employees, officers, directors or professional advisors of the Company or the Reinsurer or their respective affiliates. The location of the arbitration will be Boston, Massachusetts. The written decision of a majority of the arbitrators shall be final and binding on both parties and their respective successors and assigns. If an arbitrator, subsequent to his or her appointment, is unwilling or unable to act, a new arbitrator shall be appointed to replace him or her by the procedure set forth above. All cost of the arbitration and expenses and fees of the arbitrators shall be borne equally by the parties, unless otherwise ordered by the arbitrators.

The parties shall instruct the arbitrators to render a decision within six (6) months of the appointment of the third arbitrator, unless both parties agree otherwise.

Except as provided for herein, the arbitration shall be conducted pursuant to the rules and procedures of the American Arbitration Association.

Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

It is specifically the intent of both parties that these arbitration provisions shall replace and be in lieu of any statutory arbitration provision, if the law so permits.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE VIII (Cont’d)

If more than one reinsurer is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such reinsurers may consolidate and act as one party for purposes of arbitration and communications shall be made by the Company to each of the reinsurers constituting the one party; provided, however, that nothing therein shall impair the rights of such reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Agreement from several to joint.

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John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE IX

FINANCIAL IMPAIRMENT AND INSOLVENCY

1.	Financial Impairment of Reinsurer.

For the purpose of this Agreement, the “Financial Impairment” of the Reinsurer shall be deemed to have occurred when:

(a)	It is declared insolvent or impaired by the regulatory authority in the jurisdiction of the Reinsurer, or

(b)

Its Total Adjusted Capital drops below 2.0 times its Authorized Control Level Risk Based Capital (where Total Adjusted Capital and Authorized Control Level Risk Based Capital have the definition given by the NAIC) if it is a U.S. domiciled reinsurer; or

(c)	It had not satisfied the minimum capital and surplus requirement of its jurisdiction of domicile if it is not a U.S. domiciled reinsurer.

In the event of the Financial Impairment of the Reinsurer, the Company may, at its option, immediately cancel this Agreement for new business by promptly providing the Reinsurer, its rehabilitator, conservator, supervisor, receiver, liquidator or statutory successor with written notice of the cancellation. Any requirement for a notification period prior to the cancellation of the Agreement would not apply under such circumstances.

2.	Insolvency.

For the purpose of this Agreement, the “Insolvency” of the Company or the Reinsurer shall be deemed to have occurred when it:

(a)	applies for or consents to the appointment of a rehabilitator, conservator, supervisor, receiver, liquidator or statutory successor of its properties or assets; or

(b)	is adjudicated as bankrupt or insolvent; or

(c)

files a petition in bankruptcy, seeks reorganization or an arrangement with creditors or commences any proceeding under any bankruptcy, dissolution, liquidation, insolvency, moratorium, reorganization or similar law or statute of any jurisdiction, or consents to, or acquiesces in any of the foregoing; or

(d)	becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of the Company, or the Reinsurer, as the case may be.

The Reinsurer shall be liable only for the amounts reinsured with the Reinsurer and shall not be or become liable for any amounts or reserves to be held by the Company on policies reinsured under this Agreement with the Company.

In the event of the Insolvency of the Company, the reinsurance obligations under this Agreement shall be payable by the Reinsurer directly to the Company, its rehabilitator, conservator, supervisor, receiver, liquidator or statutory successor, immediately upon demand, without diminution because of the Insolvency of the Company but with reasonable provision for verification of claims allowed against the Company by any court of competent jurisdiction or by any rehabilitator, conservator, supervisor, receiver, liquidator or statutory successor having authority to allow such claims.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE IX (Cont’d)

It is understood, however, that in the event of such Insolvency, the rehabilitator, conservator, supervisor, receiver, liquidator or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings, and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceedings where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its rehabilitator, conservator, supervisor, receiver, liquidator or statutory successor.

It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit, which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreement as though the Company had incurred such expense.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE X

TAXES & EXPENSES

1.	DAC Tax.

The Company and the Reinsurer agree to make the election provided in Treas. Reg. section 1.848-2(g) (8) (the “DAC Tax Election”), whereby:

(a)

the party with net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of section 848(c)(1) of the Internal Revenue Code of 1986, as amended; and

(b)	both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

The term “net consideration” will refer to net consideration as defined in Treas. Reg. section 1.848-2(f).

The method and timing of the exchange of this information is set out in Exhibit G.

This DAC Tax Election shall be effective for all years for which this Agreement remains in effect.

The Company and the Reinsurer represent and warrant that they are subject to U.S. taxation under either the provisions of subchapter L of Chapter 1 or the provisions of subpart F of subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

2.	The Reinsurer’s Taxes and Expenses.

Apart from any taxes, refunds, and expenses specifically referred to elsewhere in this Agreement, the Reinsurer shall pay no allowances, taxes, or proportion of any expense to the Company in respect of any cession.

3.	United States Foreign Account Tax Compliance Act.

For purposes of determining a party’s status under FATCA, each party agrees to make available to the other party its documentation, including without limitation, IRS Forms W-8BEN-E, IRS Forms W-9, self-certifications or other relevant documents. This information shall be provided by the parties as soon as reasonably possible following execution of this Agreement, and promptly upon either party learning that any such information previously provided has become obsolete or incorrect

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE XI

GENERAL PROVISIONS

1.	Administration and Access.
(a)

The Company and the Reinsurer understand that the Company shall administer the Covered Policies and shall perform all Company accounting for such policies. The Company may delegate any of its administrative functions related to the Covered Policies to an affiliate of the Company or any non-affiliate third party provider. The standards of service in such event will be no less than in all material respects those of the Company then in place at the time of such delegation.

(b)

Subject to the provisions of this paragraph the Reinsurer, or its duly authorized Representatives, shall have the right, for as long as liabilities remain outstanding under this Agreement, to inspect all books, electronic files, original papers, records, and all documents relating to the Covered Policies reinsured under this Agreement including underwriting, claims processing, and administration records at either the office of the Company or through secure remote electronic access, at the option of the Reinsurer (all at the Reinsurer’s sole cost and expense). Such access shall occur only during normal business hours upon reasonable advance notice to the Company, under the supervision of the Company’s personnel and shall be conducted in a manner that does not unreasonably interfere with the operations of the Company. If the Company has the data in digitally readable, structured and searchable format, the Company shall make commercially reasonable effort to provide the Reinsurer with access to the data in such format. If the Reinsurer inspects the records at the offices of the Company, the Company shall provide a reasonable workspace for the inspection and access to such records during regular business hours. Whether the inspection is conducted at the offices of the Company or remotely, the Company shall cooperate with and facilitate the inspection, and upon the request of the Reinsurer, shall make available to the Reinsurer such officers and employees of the Company as the Reinsurer may reasonably request to provide information concerning the reinsured business and the records inspected. The Reinsurer’s right to inspect records includes access to records controlled or provided by third parties. Notwithstanding the foregoing, the Company shall not be required to provide access or disclose information where such access or disclosure (i) violates the terms of any confidentiality agreement or other contract with a Third Party (provided that the Company shall use its commercially reasonable efforts to obtain the required consent of any such Third Party to such access or disclosure but in no event shall the Company be obligated to pay any amount of money to any such Third Party to obtain the required consent to such access or disclosure), (ii) could result in the loss of any attorney-client or work-product privilege or (iii) is reasonably pertinent to a litigation where the parties are adverse to each other. All information provided or accessed pursuant to this paragraph shall be subject to the provisions of Article XI, section 7 (Confidentiality).

2.	Amendments.

This Agreement may be amended only by written agreement of the parties. Any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and signed by duly authorized Representatives of both parties.

3.	Assignment.

Subject to Article XI, section 1, neither party may assign any of its rights nor delegate its obligations under this Agreement, nor may either sell or assumption reinsure the Covered Policies without the prior written consent of the other party, such consent not to be unreasonably withheld, conditioned or delayed. Consent shall not be withheld if the proposed assignment, sale or assumption reinsurance does not have a material adverse effect on the risks transferred or the expected economic results to the party requested to consent. This provision shall not prohibit the Reinsurer from retroceding the risks under the Covered Policies on an indemnity basis, and it shall not prohibit the Company from reinsuring all or a portion of the amount it has retained on a life under this Agreement to its affiliate(s), without the consent of or notification to the other party. Any purported assignment or delegation of any rights or obligations hereunder not executed in compliance with this provision will be void ab initio and of no effect.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE XI (Cont’d)

4.	Benefit.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except as otherwise provided.

5.	Compliance.

This Agreement applies only to the issuance of insurance by the Company or, as allowed in Article IV (Changes to Business Reinsured), its affiliate companies, in a jurisdiction in which the issuing company is properly licensed.

The Company and the Reinsurer represent that, to the best of their knowledge, they are in compliance with all Applicable Laws applicable to the Covered Policies. In the event that a party is found by a governmental authority to be in non-compliance with any such law or regulation, this Agreement will remain in effect and such non-compliant party shall seek to remedy the non-compliance and shall indemnify the other party to the extent of any direct loss suffered as a result of the non-compliance.

6.	Conditions.

The reinsurance hereunder is subject in all respects to the same express contractual risks, terms, conditions, interpretations, waivers, modifications, limitations, alterations, and cancellations as provided under the Covered Policies, except as otherwise expressly provided in this Agreement.

7.	Confidentiality.
(a)

Each Receiving Party agrees to keep Confidential Information confidential and except as provided in this Agreement not use or disclose any Confidential Information without the Disclosing Party’s prior written consent.

(b)

The Receiving Party shall only use Confidential Information in connection with or relating to the Receiving Party’s performance of its obligations under this Agreement. A Receiving Party may disclose Confidential Information to its Representatives and its Third Parties to the extent necessary to perform the Receiving Party’s obligations under this Agreement, provided (a) the Receiving Party shall inform its Representatives of the confidential nature of Confidential Information and their obligations to ensure that such Confidential Information is used and maintained in confidence in accordance with this Agreement; and (b) a Third Party must first be bound by a written confidentiality agreement that contains terms substantially similar to this Agreement. The Receiving Party shall be responsible for any breach of the obligations regarding Confidential Information by its Representatives or its Third Parties. The Receiving Party agrees to indemnify and hold harmless the Disclosing Party from any and all losses and expenses, including without limitation, attorneys’ fees, it sustains as a result of the unauthorized and/or unlawful disclosure of Confidential Information by the Receiving Party, its Representatives and/or its Third Parties.

(c)

The Receiving Party shall maintain Confidential Information in accordance with all applicable law, including Privacy Laws, and shall take prudent security measures to assure the safeguarding and safekeeping of Confidential Information consistent with the level of security provided by the Receiving Party to its own confidential, proprietary and sensitive information. The Receiving Party’s security measures shall include appropriate organizational, physical and electronic security measures to protect Confidential Information against (i) unauthorized or unlawful disclosure, use and collection, and (ii) accidental loss, destruction or damage.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE XI (Cont’d)

(d)

The Company agrees to obtain such consents as may be required under Privacy Laws for the Reinsurer to collect, use, disclose and retain Personal Information in connection with or relating to the Reinsurer’s performance of its obligations under this Agreement. The parties will cooperate with one another in the handling of any requests to access, amend or correct any Personal Information or any complaints regarding the handling of Personal Information and will provide such assistance to the other as may be reasonably required in connection with the resolution of such complaints and requests.

(e)

If any breach of the obligations regarding Confidential Information is discovered by the Receiving Party, whether such breach is by the Receiving Party, its Representatives or its Third Parties, the Receiving Party shall notify the Disclosing Party as soon as reasonably possible in writing and include details of the breach and the Confidential Information affected.

(f)

If a Receiving Party is requested, compelled or required to disclose any Confidential Information under the authority of any governmental or regulatory body or a court of competent jurisdiction, the Receiving Party shall provide the Disclosing Party with prompt prior written notice of its obligation to disclose so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement, which waiver shall not be unreasonably withheld. In the event that such protective order or other remedy is not obtained, or that the Disclosing Party waives compliance with the provisions hereof, the Receiving Party agrees to furnish only that portion of the Disclosing Party’s Confidential Information which it is legally required to disclose and to exercise reasonable efforts to obtain assurances that the Confidential Information will be treated in confidence.

(g)

The Company and the Reinsurer acknowledge that unless the Company specifies otherwise, the Reinsurer can aggregate de-identified data pertaining to the policies reinsured under this Agreement with similar data from other companies and reinsurers for the purpose of study and analysis and to make such aggregated information publicly available, so long as (i) the Company or (ii) any individual cannot reasonably be identified in, or associated with such aggregated information.

(h)

Upon the termination of all liabilities related to this Agreement, the Receiving Party will, at its own cost and at the direction of the Disclosing Party, either promptly destroy or return intact any and all Confidential Information in the Receiving Party’s possession or control and shall promptly instruct its Representatives’ and its Third Parties’ to do the same. At the Disclosing Party’s request, the Receiving Party will deliver an officer’s certificate certifying that it has fully complied with the Disclosing Company’s direction. Notwithstanding the foregoing, the Receiving Party will not be obligated to destroy any electronic copies of Confidential Information stored for back-up or archival purposes maintained in the ordinary course of business by the Receiving Party provided that the Receiving Party shall not restore any such back-up or archived copies for the purpose of accessing or using Confidential Information. The Receiving Party may retain one copy of Confidential Information to the extent required by law or in accordance with the Receiving Party’s records retention policy. The confidentiality and privacy obligations of the Receiving Party under this article will continue to apply to any Confidential Information not returned or destroyed for so long as it is retained by the Receiving Party, its Representatives or its Third Parties.

(i)

The Receiving Party acknowledges and agrees that a breach of this article may result in immediate and irreparable harm to the Disclosing Party and that damages may not be an adequate remedy for such a breach. Without prejudice to any other rights or remedies which the Disclosing Party may have, the Disclosing Party

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MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE XI (Cont’d)

shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach.

(j)	For purposes of this of this provision, the following definitions shall apply:

“Confidential Information” means Proprietary Information and Personal information furnished by a Disclosing Party to a Receiving Party under this Agreement.

“Disclosing Party” means the party that furnishes or discloses Confidential Information pursuant to, or in connection with, this Agreement.

“Personal Information” means information relating to an identifiable individual (natural person), and has the meaning ascribed to it by applicable law, including, without limitation Privacy Laws. Personal Information includes, but is not limited to, medical, financial and other protected information about an identifiable individual.

“Privacy Laws” means, with respect to a party, all federal, provincial, state, municipal or other applicable statutes, laws, regulations or guidance notes of any governmental or regulatory authority with territorial jurisdiction over the party or its property, the transaction, activity, event or other matter related to the party’s performance under this Agreement and governing the party’s handling of Personal Information, including without limitation, the Personal Information Protection and Electronic Documents Act, as amended, or substantially similar provincial legislation where applicable.

“Proprietary Information” means information relating to the products, business or activities of the Disclosing Party that is not public knowledge. Proprietary Information includes, but is not limited to, all information (whether or not specifically labeled or identified as confidential, and whether oral, written or in any electronic medium) relating to a Disclosing Party’s knowledge, data, financial information, business plans and trade secrets, analyses, compilations, forecasts, reports, studies, underwriting manuals and guidelines, applications, contract forms, quote terms, actuarial data and assumptions, valuations, financial condition and the specific terms and conditions of this Agreement (whether or not such information is protected from infringement by patent, trademark, copyright or other similar registration). Proprietary Information does not include information that:

(a)	was in the Receiving Party’s possession without restriction prior to disclosure under the terms of this Agreement;

(b)	is now, or hereafter becomes, through no fault of the Receiving Party, available or generally known to the public;

(c)	is rightfully obtained by the Receiving Party without restriction from another party who is under no obligation to keep such information confidential;

(d)	is independently developed by the Receiving Party without use of or reference to any information that would otherwise be Proprietary Information.

“Receiving Party” means the party that receives Confidential Information pursuant to, or in connection with, this Agreement.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE XI (Cont’d)

8.	Construction.

This Agreement shall be construed and administered in accordance with the laws of the State of Michigan and the rights and obligations of this Agreement shall, at all times, be regulated under the laws of the State of Michigan, without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

9.	Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Company and the Reinsurer agree that transmission of copies of original signatures via electronic means, either by facsimile or as a “scanned” document attached to electronic mail, shall constitute valid execution of this Agreement.

10.	Duration of Agreement.

This Agreement is effective as of the date the last required signature is affixed, with coverage beginning on the Effective Date, and is unlimited as to its duration. It may be terminated for new reinsurance by either party giving at least ninety (90) days’ notice to that effect to the other party. During the period of such ninety (90) days the Reinsurer shall continue to accept new reinsurance under the terms of this Agreement. This notification period would be waived in the event the Reinsurer is financially impaired or insolvent as set out in Article IX. Further, the Reinsurer remains liable for all cessions existing at the date of the expiration set forth in the notice until their natural expiration, unless the parties mutually decide otherwise or as specified otherwise in this Agreement.

11.	Entire Agreement.

This Agreement represents the entire agreement between the Company and the Reinsurer with respect to the Covered Policies and supersedes all prior representations, warranties, negotiations, discussions, writings, agreements, understandings, term sheets and letters of intent between them with respect thereto. There are no understandings between the parties with respect to the Covered Policies other than as expressed in this Agreement.

12.	Errors and Omissions (Oversights)

If either party fails to comply with any of the terms of this Agreement and it is shown that the failure was unintentional or the result of a misunderstanding or an administrative oversight on the part of either party, this Agreement will remain in effect. Upon discovery, both parties will promptly do all things reasonably necessary to restore them to the positions they would have occupied had the failure to comply not occurred. If it is not possible to restore each party to the position it would have occupied but for the error, the parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the parties as evidenced by this Agreement. For greater certainty, nothing in this article shall operate or be construed as a waiver by either party of its rights to strictly enforce the terms of this Agreement.

Further, if the Company has repeatedly failed to (i) cede reinsurance as provided under this Agreement or (ii) comply with reporting requirements with respect to policies reinsured hereunder, the Reinsurer may require the Company to conduct a reasonable review of its records for similar errors and take reasonable actions necessary to correct errors and avoid similar errors.

13.	Good Faith.

The Company and the Reinsurer agree that all matters with respect to this Agreement require the utmost good faith of both parties.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE XI (Cont’d)

14.	Licenses and Reserve Credit.

At all times during the term of this Agreement, the Reinsurer shall hold and maintain all licenses and authorizations required under Applicable Law and otherwise take all action that may be necessary (i) so that the Company may receive Reserve Credit, and (ii) to perform its obligations hereunder.

15.	Notices.

All notices, letters, payments or other communications to the respective parties shall be in writing and faxed, couriered, mailed or sent by electronic mail, addressed as follows:

Any such notice shall be deemed received when: (a) it is so delivered personally; (b) a deliver and/or read receipt for email is produced; or (c) signed for when delivered by courier or recognized overnight delivery by certified or registered U.S. mail.

Either party may change the names or addresses where notice is given by providing notice to the other party of such change in accordance with this Article.    An amendment signed by both parties for this change is not necessary.

If to the Company:	If to the Reinsurer:

John Hancock Life Insurance Company (U.S.A.)	Munich American Reassurance Company
197 Clarendon Street	56 Perimeter Center East, N.E.
Boston, MA 02116	Atlanta, GA 30346-2290
Attn: General Counsel	Attention: General Counsel

16.	OFAC.

Each party represents that it is, and shall use best efforts to continue to be, in compliance with all laws, regulations, judicial and administrative orders applicable to the Covered Policies, as they pertain to the sanctions laws administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), as such laws may be amended from time to time (collectively “OFAC Laws”). Neither the Company nor the Reinsurer shall be required to take any action under this Agreement that would result in it being in violation of OFAC Laws, including, but not limited to, making any payments in violation of OFAC Laws. Should either party discover or otherwise become aware that a reinsurance transaction has been entered into or a payment has been made in violation of the law, the party who first becomes aware of the violation of OFAC Laws shall notify the other party and the parties shall cooperate in order to take all necessary corrective actions.

17.	Offset.

The Company and the Reinsurer will have the right to offset undisputed balances whether on account of premiums, allowances (if applicable), claims, or any other amount(s) due from one party to the other, under this Agreement or any agreement between the parties. The right of offset will not be affected or diminished because of the Insolvency of either party.

18.	Parties to Agreement.

This is an Agreement solely between the Company and the Reinsurer. The acceptance of reinsurance hereunder shall not create any right or legal relation between the Reinsurer and the insured, beneficiary, or any other party to

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

ARTICLE XI (Cont’d)

any policy of the Company, which may be reinsured hereunder. Except with respect to claims on policies reinsured under this Agreement, which are to be treated in accordance with Article VII (Claims), the Reinsurer shall not be liable for any claims, suits, or actions that result from the gross negligence or misconduct, fraud or criminal activity committed by the Company or third parties other than the Reinsurer.

19.	References.

All references to “days” shall be deemed to mean calendar days. All references to “Business Days” shall be deemed to mean to days on which banks are generally open to conduct business in the State of New York.

20.	Representations and Warranties.

Each party represents and warrants to the other party that:

(a)	It is solvent on a statutory basis in all states in which it does business or is licensed, and

(b)	Its Total Adjusted Capital is at least equal to 2.0 times its Authorized Control Level Risk Based Capital if it is a U.S. domiciled party; or

(c)	It had satisfied the minimum capital and surplus requirement of its jurisdiction of domicile if it is not a U.S. domiciled party.

Each party agrees to promptly notify the other if it subsequently becomes insolvent or financially impaired, as described in Article IX (Financial Impairment and Insolvency), and in the manner described in Exhibit F.

Each party acknowledges that the other party has entered into this Agreement in reliance upon their representations and warranties. The Company affirms that it has and will continue to disclose all matters material to this Agreement and each cession. Examples of such matters are material changes in underwriting or issue practices or philosophy, underwriting management personnel, or the Company’s ownership or control.

21.	Severability.

In the event that any of the provisions of this Agreement contained shall be invalid or unenforceable, such declaration or adjudication shall in no manner affect or impair the validity or the enforceability of the other and remaining provisions of this Agreement and such other and remaining provisions shall remain in full force and effect as though such invalid or unenforceable provisions or clauses had not been included or made a part of this Agreement.

22.	Survival.

The following provisions will survive the termination of this Agreement: Article I, section 1 (Definitions), Article VIII (Dispute Resolution), Article XI, section 2 (Amendments), Article XI, section 3 (Assignment), Article XI, section 4 (Benefit), Article XI, section 7 (Confidentiality), Article XI, section 8 (Construction), Article XI, section 11 (Entire Agreement), Article XI, section 12 (Errors and Omissions (Oversights)), Article XI, section 13 (Good Faith), Article XI, section 15 (Notices), Article XI, section 18 (Parties to Agreement), Article XI, section 19 (References), Article XI, section 21 (Severability), Article XI, section 23 (Waiver).

23.	Waiver.

Neither the Company nor the Reinsurer will be deemed to have waived the exercise of any rights that it holds under this Agreement unless such waiver is made in writing. No waiver made with respect to any instance involving the

John Hancock’s Reinsurance Agreement No: MH19C07

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MARC 4461 JH MH19C07 09012019 – Execution Version

exercise of any such rights will be deemed to be a waiver with respect to any other instance involving the exercise of the right or with respect to any other such right. Failure by either party to exercise any of its rights, powers or remedies hereunder or its delay to do so shall not constitute a waiver of those rights, powers or remedies. The single or partial exercise of a right, power or remedy shall not prevent its subsequent exercise or the exercise of any other right, power or remedy.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

Signed for and on behalf of the Company:

John Hancock Life Insurance Company (U.S.A.)
of Lansing, Michigan

On:	On:

By:	By:

Name:	Name:

Title:	Title:

Signed for and on behalf of the Reinsurer:

Munich American Reassurance Company
of Atlanta, Georgia

On:	On:

By:	By:

Name: Sean Kim	Name: Glenn Beuschel

Title: 2nd VP & Marketing Actuary	Title: AVP, Treaty

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT A

PLANS, RIDERS, AND BENEFITS REINSURED

The Coverage Date(s) outlined in the table below are the dates when coverage under the Agreement, begins for policies issued on the respective plans.

Riders and supplementary benefits shall be reinsured in accordance with the underlying policy, unless stated otherwise.

Acronym	U/W Class	Plan Name	Plan Launch Date(s)	Reinsurance Coverage Date	Plan Close Date
SVL07	5	Survivorship Variable Universal Life 2007	July 16, 2007	September 1, 2019
PVL12	6	Protection Variable Universal Life 2012	April 30, 2012	September 1, 2019
ULG13	6	UL-G 2013	January 1, 2013	September 1, 2019
SUG13	6	Survivorship UL-G 2013	January 1, 2013	September 1, 2019
PSU13	6	Protection Survivorship UL 2013	May 20, 2013	September 1, 2019
SIU13	6	Protection Survivorship Indexed UL 2013	July 22, 2013	September 1, 2019
AVL14	6	Accumulation Variable UL 2014	April 28, 2014	September 1, 2019
PIL15	6	Protection Indexed UL 15	July 13, 2015	September 1, 2019
PUL16	6	Protection UL 2016	March 7, 2016	September 1, 2019
SIU16	6	Protection Survivorship Indexed UL 2016	October 3, 2016	September 1, 2019
AIUL17	6	Accumulation Indexed UL 2017	February 27, 2017	September 1, 2019
PVL17	6	Protection Variable Universal Life 2017	June 19, 2017	September 1, 2019
PUL18	6	Protection UL 2018	February 26, 2018	September 1, 2019
AIUL18	6	Accumulation Indexed UL 2018	May 14, 2018	September 1, 2019
PIL18	6	Protection Indexed UL 18	November 11, 2018	September 1, 2019
PUL19	6	Protection UL 2019	September 16, 2019	September 16, 2019
PSU19	6	Protection Survivorship UL 2019	September 16, 2019	September 16, 2019
SIU19	6	Protection Survivorship Indexed UL 2019	September 16, 2019	September 16, 2019

EXHIBIT A-I

THE COMPANY’S UNDERWRITING FORMS,

EVIDENCE, AND ISSUE RULES

The following information and items are to be provided to the Reinsurer upon request:

1.	Application for Life Insurance Package and Medical Exam Form

2.	Temporary Insurance Agreement

3.	Reinstatement Rules

4.	Routine Underwriting Requirements

5.	Super Preferred / Preferred / Standard Plus Criteria.

TEMPORARY INSURANCE AGREEMENT

The Reinsurer’s liability shall not exceed the Reinsurer’s proportionate share of the amount stated in the Company’s

Temporary Insurance Agreement (TIA). However, it is understood that the Reinsurer agrees to accept its proportionate share of the Company’s portion under the TIA, if the Company has no available retention.

The Company’s maximum TIA liability is $1,000,000 for single life policies and $5,000,000 for survivorship policies.

Locked in Insurability:

Once a TIA is completed and provided all the conditions are met, changes in insurability that post-date the TIA, while it is in effect, will be ignored for the lesser of the face amount or $1,000,000 for single life policies and $5,000,000 for survivorship policies. The Reinsurer will assume a proportionate share of the amount under a policy issued pursuant to this feature.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT B

GENERAL PROVISIONS

1.

BACKDATING: Under limited circumstances and upon the request of the policyowner, the Company may backdate a Covered Policy by assigning a policy date earlier than the date the application is signed. However, in no event will a Covered Policy be backdated earlier than the earliest date allowed by state law, which is generally three (3) months to one year prior to the date of application for the policy. Premiums will be paid for the period the policy date is backdated.

2.

RESIDENCY REQUIREMENTS FOR DOMESTIC LIMITS: The individual insured under a Covered Policy must be a U.S. resident at the time of application. An insured that resides for more than six (6) months per year in the United States, Puerto Rico, Guam and the U.S. Virgin Islands will be considered a U.S. resident. Residents of Canada are also covered.

3.

RESIDENCY REQUIREMENTS FOR FOREIGN RESIDENTS LIMITS: U.S. citizens residing outside the U.S. for more than six (6) months per year or citizens and residents of foreign countries excluding Puerto Rico, Guam, the U.S. Virgin Islands and Canada, shall be covered under this Agreement provided that:

i.	The residence is in the Company’s A, B, or C Country List, outlined below; and

ii.	The policies are solicited and issued in the U.S. only

The Company shall identify foreign business on its monthly Billing Reports to the Reinsurer.

The Company will obtain consensus from the Reinsurer prior to making any changes to its country list and will provide the Reinsurer with the updated listing.

Any resident in a country listed on the U.S. State Department warning list advising against all travel at the time of underwriting is excluded. (www.travel.state.gov/travel/warnings_current.html).

A List Countries:

Andorra, Anguilla, Australia, Austria, Belgium, Bermuda, British Virgin Islands, Brunei, Canary Islands, Cayman Islands, China, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hong Kong, Hungary, Iceland, Ireland, Israel, Italy, Japan, Latvia, Liechtenstein, Lithuania, Luxembourg, Macau, Malta, Martinique, Monaco, Netherlands, New Zealand, Norway, Poland, Portugal, Qatar, San Marino, Saudi Arabia, Singapore, Slovakia, Slovenia, South Korea, Spain, Sweden, Switzerland, Taiwan, Turks and Caicos, United Arab Emirates, United Kingdom

B List Countries:

Antigua & Barbuda, Argentina, Armenia, Aruba, Bahamas, Barbados, Belarus, Bosnia and Herzegovina, Botswana, Brazil, Bulgaria, Chile, Costa Rica, Croatia, Curacao, Dominica, Dominican Republic, Ecuador, French Polynesia, Grenada, Guadeloupe, Indonesia, Jamaica, Kazakhstan, Kuwait, Macedonia, Malaysia, Maldives, Mauritius, Mexico, Montenegro, Namibia, Netherland Antilles, New Caledonia, Northern Mariana Islands, Oman, Palau, Panama, Romania, Russia, Saint Kitts and Nevis, Saint Lucia, Saint Vincent and the Grenadines, Serbia, Seychelles, Sint Maarten, South Africa, Suriname, Thailand, Trinidad and Tobago, Uruguay

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT B

C List Countries:

Albania, Belize, Bhutan, Bolivia, Cambodia, Cape Verde, Colombia, Cook Island, Egypt, El Salvador, Fiji, French Guiana, Gabon, Ghana, Guatemala, India, Jordan, Kenya, Micronesia, Moldova, Mongolia, Montserrat, Morocco, Myanmar, Paraguay, Peru, Philippines, Samoa, Sri Lanka, Tonga, Turkey, Vietnam, Zambia

Note: Policies for residents of countries other than those listed above may be submitted to the Reinsurer on a facultative basis.

4.	CURRENCY: All cessions under this Agreement shall be affected in United States Dollars. Reinsurance premiums and liabilities shall be expressed and payable in that currency.

5.	REINSURANCE COVERAGE:

The Company will retain [*] first dollar quota share of each policy up to the Retention Limits specified in Exhibit E. It is understood that if the Company or the Company’s affiliates has retention on existing insurance, the Company may retain less than [*] of a policy reinsured under this Agreement, in order to avoid exceeding the Company’s Retention Limits.

For policies on lives that qualify for Automatic Reinsurance Coverage, [*] first-dollar quota share of the policy’s net amount at risk, up to the Reinsurer’s Automatic Acceptance Limits specified in Exhibit E-II will be reinsured with the Reinsurer. It is understood that once the Company is fully retained, according to its Retention Limits specified in Exhibit E, a maximum of [*] of the policy’s net amount at risk up to the Reinsurer’s Automatic Acceptance Limits specified in Exhibit E-II will be reinsured with the Reinsurer.

6.

REINSURANCE BASIS AND PREMIUM CALCULATION: Coverage under this Agreement is on a YRT basis on the reinsured net amount at risk. The premiums are calculated by multiplying the net amount at risk by the appropriate premiums rates described in Exhibits C and D.

7.	RATE CRITERIA: The rates (and instructions) set out in Exhibits C and D shall be used for automatic and facultative reinsurance of any policy covered by this Agreement.

8.	PREMIUM MODE: Reinsurance premiums will be paid monthly in advance. The monthly YRT rate will equal the annual YRT rate outlined in Exhibits C and D divided by twelve (12).

9.	AGE BASIS: Nearest at policy date.

10.	ISSUE AGES: Issue ages are based on age nearest at policy date and vary by plan as follows:
a.	Super Preferred Non-Smoker: 20-80
b.	Standard Non-Smoker: 0- 90
c.	All Other Classes: 20 – 90

Note: Issue Ages 86-90 for Automatic business are currently limited to survivorship policies where the younger life does not exceed age 85 and is insurable as per the automatic limits.

11.	PREMIUM TAX: There shall be no separate reimbursement of Premium Tax.

12.	POLICY FEE: There shall be no policy fee paid to the Reinsurer.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT B

13.	RATE GUARANTEE:

The reinsurance premium rates are guaranteed for as long as a Covered Policy remains in effect once issued, except as provided in the Corporate Tax Rate provision below.

14.	CORPORATE TAX RATE:

Notwithstanding the restrictions set forth in Exhibit B, section 13 of this Agreement, the Reinsurer may increase its reinsurance rates if the US corporate tax rate in effect at the inception of the Agreement increases by [*] or more. Such rate increase shall be limited to [*] for every [*] increase in the US corporate tax rate. The effective date of the increase will be the later of a) 90 days from date of announcement of the increase or b) the first day of the quarter on or after the effective date of the US corporate tax rate increase by [*]or more. The Reinsurer’s right to increase rates due to a change in the US corporate tax rate shall expire on [*]

15.	MINIMUM FINAL CESSION: Zero

16.

RATES APPLICABLE TO INCREASES: First year reinsurance premium rates shall apply to the amount of any contractual or non-contractual increase that is granted provided that the Company’s new business underwriting rules are applied to such increases.

For increases that results in a change in band, the reinsurance premium rates will be based on the rates of the new band, if applicable.

17.	RATES APPLICABLE TO DECREASES: For a decrease that results in a change in band, the reinsurance premium rates will be based on the rates of the original band, if applicable.

18.	RECAPTURE IN FORCE PERIOD: [*]

19.	NET AMOUNTS AT RISK:

The “Net Amount at Risk” is defined as the Death Benefit (as defined in the Covered Policy) payable less the Policy Value (as defined in the Covered Policy), if any.

20.	POST ISSUE INCREASES:

Post-issue increases that are subject to new underwriting evidence will be treated as new business and reinsured as such under this Agreement. Both the existing reinsured amount and the increase would continue to be reinsured under the original reinsurance treaty (even if closed to new business).

If the increase is not subject to new underwriting evidence, the Reinsurer will automatically accept this increase if:

a.	The increase is scheduled and known at issue; or
b.	The maximum increase has been capped at issue; and
c.	The total amount of reinsurance, including the reinsurance required on the increase, doesn’t exceed the Reinsurer’s Automatic Acceptance Limit.

In such cases, the Automatic Acceptance and Jumbo Limits, as well as the routine and financial underwriting, will be based on the ultimate death benefit amount and the reinsurance rates applied to the increase will be point-in-scale based on the original risk class and issue age of the policy, reflecting the current duration.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT B

Should the increase be attributable to maintain the eligibility of a policy as life insurance under the Internal Revenue Code rules then in effect, the preceding underwriting requirements will not apply. Reinsurance rates applied to the increase will be point-in-scale based on the original risk class and issue age of the policy, reflecting the current duration.

21.	MATURITY EXTENSION FEATURE:

For Single Life products: Reinsurance premiums will stop after attained age [*]. The Reinsurer will continue to provide reinsurance coverage for attained ages [*] as long as the policy remains in force.

For Survivorship products: Reinsurance premiums will continue through attained age [*] of the younger insured. The Reinsurer will continue to provide reinsurance coverage for attained ages [*] of the younger insured as long as the policy remains in force.

22.

ACCELERATED DEATH BENEFIT PROGRAM: The Reinsurer shall not be required to participate in any payments of the Company’s Accelerated Death Benefit. Upon the death of the insured, the Reinsurer will pay its proportionate share of the reinsured net amount at risk, including any amounts previously accelerated calculated at the date of death.

23.	WAIVER OF PREMIUM AND LONG-TERM CARE: Rider benefits are not reinsured however, they can be elected on policies ceded under the Agreement.

24.

FOREIGN TRAVEL UNDERWRITING:The Reinsurer acknowledges that the Company is required to conform to state law requirements governing consideration of past and/or future lawful travel in its underwriting policies and procedures, and the Reinsurer will not decline business ceded to the automatic reinsurance pool under this Agreement that has been underwritten in conformity with these requirements.

25.

RETURN OF PREMIUM (ROP): This rider provides an additional death benefit equal to a return of premiums paid into the policy. The Reinsurer will participate in this rider to the extent that it affects the ceded Net Amount at Risk (NAR) of the policy. Policies with ROP will be assessed the same reinsurance premium rate as policies without ROP.

26.

SUPPLEMENTAL FACE AMOUNT (SFA)/ ADDITIONAL FACE AMOUNT (AFA): This rider provides an additional death benefit that is either level or increasing over time. Scheduled increases are underwritten at issue and unscheduled increases are underwritten at the time they are applied for. The Reinsurer will participate in this rider to the extent that it affects the ceded Net Amount at Risk (NAR) of the policy. Policies with SFA/ AFA will be assessed the same reinsurance premium rate as policies without SFA/ AFA.

27.

CASH VALUE ENHANCEMENT/ ENHANCED SURRENDER VALUE (CVE/ ESV): These riders provide for higher cash surrender values during the initial period of the product. The Reinsurer will participate in these riders to the extent that they affect the ceded Net Amount at Risk (NAR) of the policy. Policies with CVE/ESV will be assessed the same reinsurance premium rate as policies without CVE/ESV.

28.

POLICY SPLIT OPTION RIDER: This rider is available on Survivorship plans and provides the ability to split the policy into two single life plans. There are no reinsurance premiums for the rider. If the rider is exercised, the Reinsurer will participate in the resulting single life policies. Reinsurance premiums for the new policies will be single life premiums and will be assessed at point-in-scale, based on the gender, risk class, and age of each insured under the new plans.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT B

29.

NO LAPSE GUARANTEE RIDERS AND BENEFITS (NLG): These riders/benefits provide an extended no-lapse guarantee period of the underlying policy. The Reinsurer will participate in this rider to the extent that it affects the ceded Net Amount at Risk (NAR) of the policy, but the Reinsurer will not reinsure the underlying guarantee.

30.

CHANGE OF LIFE INSURED: This rider provides the ability to change the life insured under the policy without surrender/re-issue. The new insured must be fully underwritten. If the rider is exercised, the Reinsurer will continue to participate in the policy with reinsurance premiums based on the gender, risk class, and age of the new insured. There are no reinsurance premiums for the rider/benefit.

31.

HEALTHY ENGAGEMENT RIDER: (HER): This rider provides the opportunity to earn policy value credits based on the status level of the life insured. The achievement of a status level is dependent upon the life insured meeting certain status qualification requirements each year that are designed to promote healthy living. The Reinsurer will participate in this rider through modification of the reinsurance premium rates as outlined in Exhibit C.

32.

CRITICAL ILLNESS RIDER: This rider will pay a benefit amount independent of the underlying life insurance coverage upon pre-defined morbidity triggering events. This Rider is not reinsured however, it can be elected on policies ceded under the Agreement.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT C

INSTRUCTIONS FOR ADMINISTRATION -YRT PREMIUM RATES

All Covered Policies shall be reinsured on a Super Preferred Non-Smoker / Preferred Non-Smoker / Standard Plus Non-Smoker / Standard Non- Smoker / Preferred Smoker / Standard Smoker basis. The Company shall indicate to the Reinsurer the underwriting classification of all Covered Policies reinsured hereunder. The YRT premium will be applied to the reinsured net amount at risk and paid by the Company to the Reinsurer.

1.	SINGLE LIFE POLICIES:

In all cases, the 1st year YRT premium is [*].

For all Covered Policies, the YRT premium will be calculated using the 2015 Valuation Basic, ANB, Select and Ultimate, Male/ Female, Non-smoker/ Smoker Mortality Table (VBT), outlined in Exhibit D, multiplied by the following percentages, less Healthy Engagement discounts, if applicable:

[*]

Note: Percentages outlined under the Protection UL (Single & Survivorship) Product(s) tables above apply to the UL-G 2013 and the Survivorship UL-G 2013 plans outlined in Exhibit A.

[*]

Notes:

●	Standard Plus Rates under the Protection VUL (Single & Survivorship) Product(s) tables above are not available for the SVUL product.
●	Applies to all factor tables above: For substandard non-smoker use standard non-smoker rates. For substandard smoker use standard smoker rates.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT C

2.	SUBSTANDARD POLICIES

A.	Multiple Extras –Interest Sensitive Products:

For substandard risks issued at table ratings for the Company’s interest sensitive products reinsured hereunder, the 2015 VBT Mortality Table outlined in Exhibit D, apply. The appropriate YRT premiums developed in the section 1 above are used to determine YRTrateunrated, and then the rates are increased by [*] for each table of substandard mortality to adjust for multiple table extras using the following formula:

YRTraterated = 1000 x {min [1-(1-YRTrateunrated /1000) multiple rating, 1]}

the multiple rating is expressed as a decimal, i.e., if it is a 250% rating, then 2.5 is used.

Percentage Rating	Table Rating	Percentage Rating	Table Rating
100%	00	325%	09
125%	01	350%	10
150%	02	375%	11
175%	03	400%	12
200%	04	425%	13
225%	05	450%	14
250%	06	475%	15
275%	07	500%	16
300%	08

Notes:

●	Discounts (if applicable) are applied after Lotterization.
●	On survivorship policies where one life is uninsurable, the uninsurable risk will be assigned a rating up-to and including 5000% based on estimated life expectancy.

B.	Flat Extras:

On all cessions, the Reinsurer’s proportionate share of any extra premiums payable on account of additional mortality risk shall be payable to the Reinsurer.

C.	Allowances on Flat Extras:

Temporary Flat Extras (Less Than or Equal to 5 Years):

[*] of the flat extras per $1,000 are added to the appropriate single life YRT premium or if applicable, to the appropriate single life substandard YRT premium (i.e., net of the [*] reinsurance allowance for temporary flat extras).

Permanent Flat Extras (Or Temporary Flat Extras Greater Than 5 Years):

In year 1, [*] of the flat extras per $1,000 are added to the appropriate single life YRT premium or if applicable, to the appropriate single life substandard YRT premium (i.e., net of a [*] reinsurance allowance for year 1).

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT C

In years 2+, [*] of the flat extras per $1,000 are added to the appropriate single life YRT premium or if applicable, to the appropriate single life substandard YRT premium. (i.e., net of the [*] reinsurance allowance for years 2+).

For survivorship policies, the flat extras, whether temporary or permanent, are applied before the Frasierization process.

3.	SURVIVORSHIP LIFE RATES

a.	The single life reinsurance premium rates should be calculated as described in sections 1 and 2 but using the applicable survivorship life pricing percentage.

b.

For policies with the Healthy Engagement Rider, apply the HER Discount, as described in section 4 below, to one or both of the single life reinsurance premium rates developed in (a) above. (Note: The HER discount is calculated and applied independently from the flat extras).

c.	The two single life reinsurance premium rates (less discounts, if applicable) are then “blended” using the Frasierization calculation.

d.	Take the larger of [*] or the reinsurance premium rate developed in (a) and (c) above.

e.	In all cases, the 1st year reinsurance premium will be set to zero after Frasierization.

4.	RATE TABLES – ADJUSTMENT FOR HEALTHY ENGAGEMENT RIDER:

The following discounts would apply to all policies which include the paid version of the Healthy Engagement Rider (HER).

The reduction to the YRT premium equals: YRT premium (calculated as described in this applicable Exhibit C section 1, (and section 2, if applicable)) *Healthy Engagement discount.

Healthy Engagement Discount
Status
Bronze	Silver	Gold	Platinum
[*]	[*]	[*]	[*]

Note: The above discounts are not applicable for the free version of the Healthy Engagement rider.

Based on information provided by the Company, the Reinsurer anticipates that the aggregate discount for the Healthy Engagement rider to be [*] to [*]. If the actual aggregate discount for the Healthy Engagement rider exceeds [*] in any calendar year or if the utilization rate for the program changes materially, the Reinsurer reserves the right to adjust the above discounts to bring the aggregate discount back to the expected range if the Reinsurer can demonstrate that the higher aggregate discounts or higher utilization rates are driven by attributes of the program that are not reasonably expected to result in equivalent levels of lower mortality. In order to effectively monitor the Healthy Engagement rider, and subject to Article XI, Section 7 (Confidentiality), the Company shall share relevant program experience data, which shall be aggregated and de-identified, with the Reinsurer on a quarterly basis.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT D

YRT REINSURANCE RATES

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT E

RETENTION LIMITS

RETENTION LIMITS :

ISSUE AGE	Super Pref./ Pref./ Std.	Tbl. 1 – Tbl. 4 (125% - 200%)	Tbl. 5 – Tbl. 8 (225% - 300%)	Tbl. 9 - Tbl. 16 (325%-500%)
0 – 70	[*]	[*]	[*]	[*]
71 – 75	[*]	[*]	[*]	[*]
76 – 80	[*]	[*]	[*]	[*]
81 – 85	[*]	[*]	[*]	[*]
86 – 90	[*]	[*]	[*]	[*]

If a policy is issued on an aviation risk with an aviation exclusion rider, the above retention limits apply.

THE COMPANY’S RETENTION LIMITS FOR AVIATION RISKS WITHOUT AN AVIATION EXCLUSION RIDER:

ISSUE AGE	Super Pref. / Pref. / Std.	Tbl. 1 – Tbl. 4 (125% - 200%)	Tbl. 5 – Tbl. 8 (225% - 300%)	Tbl. 9 - Tbl. 16 (325%-500%)
0 – 70	[*]	[*]	[*]	[*]
71 – 75	[*]	[*]	[*]	[*]
76 – 80	[*]	[*]	[*]	[*]
81 – 85	[*]	[*]	[*]	[*]
86 – 90	[*]	[*]	[*]	[*]

SURVIVORSHIP RETENTION LIMITS:

ISSUE AGE	Super Pref. / Pref. / Std.	Tbl. 1 – Tbl. 4 (125% - 200%)	Tbl. 5 – Tbl. 8 (225% - 300%)	Tbl. 9 - Tbl. 16 (325%-500%)
0 – 70	[*]	[*]	[*]	[*]
71 – 75	[*]	[*]	[*]	[*]
76 – 80	[*]	[*]	[*]	[*]
81 – 85	[*]	[*]	[*]	[*]
86 – 90	[*]	[*]	[*]	[*]

Limits above apply if both lives fall within the same age and rating cells otherwise refer to the Survivorship Graded Retention Grid below.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT

SURVIVORSHIP RETENTION LIMITS (Grid numbers is $M)

[*]

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT E

    FOREIGN BUSINESS RETENTION LIMITS:

Country Category	Underwriting Classes	Issue Ages 20 - 70	Issue Ages 71 - 75
Category A and B	Super Pref. – 200%	[*]	[*]
Category C	Super Pref. – 200%	[*]	[*]

Retention for Singapore may be restricted to [*] due to sharing with affiliates.

Retention for Hong Kong and Macau (grouped together) is [*]

Retention for Japan is [*]

Retention for China is [*] ages 20 – 70; is [*] ages 71 – 75

Retention for Indonesia is [*]

Retention for Thailand is [*]

Retention for Angola, Madagascar, Nigeria, Tanzania and Uganda is [*] ages 20-70.

The list of Category A, B and C Countries can be found under Exhibit B.3 (Residency Requirements for Foreign Residents Limits).

RETENTION LIMITS FOR ATHLETES:

ISSUE AGE	Super Pref. / Pref. / Std.	Tbl. 1 – Tbl. 4 (125% - 200%)	Tbl. 5 – Tbl. 8 (225% - 300%)	Tbl. 9 - Tbl. 16 (325%-500%)
0 – 80	[*]	[*]	[*]	[*]

Notes applicable to Retention Limits:

●	In calculating the Company’s retention for purposes of Article II and Exhibit B, amounts held by the Company’s affiliate(s) on a life shall count towards the Company’s Retention Limit.
●	If the Company’s retention is reduced for discretionary reasons, the Automatic Reinsurance Pool Capacity will be reduced proportionately.
●	The Single Life and Survivorship Retention for residents of Canada are capped at [*] for the Company. The Automatic Reinsurance Pool Capacity will be reduced proportionately for any Canadian resident.
●

For Professional Athletes, players or coaches on a National Hockey League (NHL), National Football League (NFL), National Basketball Association (NBA) or Major League Baseball (MLB) team, the Retention Limit for Single Life and Survivorship is [*]. There is a team cap of [*] per Team.

●	Athletes that are not part of the NHL, NFL, NBA, or MLB are eligible for full retention.
●	Entertainers are eligible for full retention.
●

For Survivorship products, if one life is uninsurable or exceeds the maximum mortality rating for the insured’s age, then the dollar retention is the single life retention that is available for the other healthy life.

●	Aviation for survivorship products is reduced by [*] of the retention show in the grid above; maximum Issue Age 80, rating 200%.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT E-I

AUTOMATIC REINSURANCE POOL CAPACITY

The following chart outlines the automatic pool capacity only. The Company’s retention is not included in these amounts. The following limits for the Automatic Reinsurance Pool Capacity apply to policies within the Jumbo Limit. If the Automatic Reinsurance Pool Capacity is exceeded, the Company can submit the whole risk to reinsurers on a Facultative basis, retain any amounts in excess of the Automatic Reinsurance Pool Capacity, or reinsure any such excess amounts under other automatic reinsurance agreements between the Company and its reinsurers.

Single Life / Survivorship Products:

For Regular Business:

ISSUE AGE	Super Pref./ Pref./ Std.	Tbl. 1 – Tbl. 4 (125% - 200%)	Tbl. 5 – Tbl. 8 (225% - 300%)	Tbl. 9- Tbl. 16 (325% - 500%)
0 – 70	[*]	[*]	[*]	[*]
71 – 75	[*]	[*]	[*]	[*]
76 – 80	[*]	[*]	[*]	[*]
81 – 85	[*]	[*]	[*]	[*]
86 – 90	[*]	[*]	[*]	[*]

If a policy is issued on an aviation risk with an aviation exclusion rider, the above Automatic Reinsurance Pool Capacity limits apply.

For Aviation Risks without an Aviation Exclusion Rider:

ISSUE AGE	Super Pref./ Pref. / Std.	Tbl. 1 – Tbl. 4 (125% - 200%)
0 – 70	[*]	[*]
71 – 75	[*]	[*]
76 – 80	[*]	[*]
81 – 85	[*]	[*]
86 – 90	[*]	[*]

For Foreign Business:

Country Category	Super Pref. – Tbl. 4 (200%) Issue Age 20 - 70	Super Pref. – Tbl. 4 (200%) Issue Age 71 - 75
Category A and B	[*]	[*]
Category C	[*]	[*]

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT E-I

The following limits apply to Professional Athletes, which are team players and coaches for the NHL, NFL, NBA or MLB.

For Professional Athletes:

ISSUE AGE	Super Pref./ Pref./ Std.	Tbl. 1 – Tbl. 4 (125% - 200%)	Tbl. 5 – Tbl. 8 (225% - 300%)	Tbl. 9- Tbl. 16 (325% - 500%)
0 – 80	[*]	[*]	[*]	[*]

Notes applicable to Automatic Reinsurance Pool Capacity:

●	These limits will be managed jointly between the Company and John Hancock Life Insurance Company of New York
●	For Professional Athletes:
○	The Jumbo Limit for these individuals is [*] to age 80.
○	Athletes that are not part of the NHL, NFL, NBA or MLB are eligible for full automatic capacity for regular business.
○

If an individual risk meets all other requirements for automatic reinsurance and is a player or coach on a NHL, NFL, NBA or MLB team, prior to ceding the risk under this Agreement, the Company must confirm the Reinsurer’s available capacity for that risk. The Company shall (1) notify the Reinsurer’s Chief Underwriter, or designate, of the applicant’s name, date of birth, sport and team affiliation, total insurance in force and to be placed, and face amount required from the Reinsurer; and (2) confirm that the risk has completed an application for insurance. The Reinsurer shall endeavor to inform the Company of its available capacity for the risk within two (2) business days. After the Reinsurer has advised its available capacity, the Company may cede no more than that amount on an automatic basis. In no case shall the Company cede more to the Reinsurance Pool on an automatic basis than the amounts outlined in the above table.

●	For survivorship products:

●	The automatic limits are based on the life with the higher available capacity.

●	The second life can be up to age 90 if the first life is age 85 or younger and insurable.

●	The Ultimate Amount, including joint policies, is included on each life for the purpose of evaluating the Automatic Binding Limit.

●	If the Aviation risk is rated Table 5 or higher, this life will be deemed uninsurable and the Automatic Reinsurance Pool Capacity will be based on the other life.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT E-II

THE REINSURER’S AUTOMATIC ACCEPTANCE LIMITS

For purposes of this Agreement, the applicable “Automatic Acceptance Limits” are as follows:

Single Life / Survivorship Products:

For Regular Business:

ISSUE AGE	Super Pref./ Pref./ Std.	Tbl. 1 – Tbl. 4 (125% - 200%)	Tbl. 5 – Tbl. 8 (225% - 300%)	Tbl. 9 – Tbl. 16 (325% - 500%)
0 – 70	[*]	[*]	[*]	[*]
71 – 75	[*]	[*]	[*]	[*]
76 – 80	[*]	[*]	[*]	[*]
81 – 85	[*]	[*]	[*]	[*]
86 – 90	[*]	[*]	[*]	[*]

If a policy is issued on an aviation risk with an aviation exclusion rider, the above Automatic Acceptance limits apply.

For Aviation Risks without an Aviation Exclusion Rider:

ISSUE AGE	Super Pref./ Pref./ Std.	Tbl. 1 – Tbl. 4 (125% - 200%)
0 – 70	[*]	[*]
71 – 75	[*]	[*]
76 – 80	[*]	[*]
81 – 85	[*]	[*]
86 – 90	[*]	[*]

For Foreign Business:

Country Category	Super Pref. – Tbl. 4 (200%) Issue Age 20 - 70	Super Pref. – Tbl. 4 (200%) Issue Age 71 - 75
Category A and B	[*]	[*]
Category C	[*]	[*]

The following Automatic Acceptance Limits apply to Professional Athletes, team players and coaches on a NHL, NFL, NBA or MLB Team.

For Professional Athletes:

ISSUE AGE	Super Pref./ Pref./ Std.	Tbl. 1 – Tbl. 4 (125% - 200%)	Tbl. 5 – Tbl. 8 (225% - 300%)	Tbl. 9- Tbl. 16 (325% - 500%)
0 - 80	[*]	[*]	[*]	[*]

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT E-II

Notes applicable to Reinsurer’s Automatic Acceptance Limit:

●	These limits will be managed jointly between the Company and John Hancock Life Insurance Company of New York
●	For Professional Athletes:
○	The Jumbo Limit for these individuals is [*] to age 80.
○	Athletes that are not part of the NHL, NFL, NBA or MLB are eligible for full automatic capacity for regular business.
○

If an individual risk meets all other requirements for automatic reinsurance and is a player or coach on a NHL, NFL, NBA or MLB team, prior to ceding the risk under this Agreement, the Company must confirm the Reinsurer’s available capacity for that risk. The Company shall (1) notify the Reinsurer’s Chief Underwriter, or designate, of the applicant’s name, date of birth, sport and team affiliation, total insurance in force and to be placed, and face amount required from the Reinsurer; and (2) confirm that the risk has completed an application for insurance. The Reinsurer shall endeavor to inform the Company of its available capacity for the risk within two (2) business days. After the Reinsurer has advised its available capacity, the Company may cede no more than that amount on an automatic basis. In no case shall the Company cede more to the Reinsurance Pool on an automatic basis than the amounts outlined in the above table.

●	For survivorship products:
○	The automatic limits are based on the life with the higher available capacity.
○	The second life can be up to age 90 if the first life is age 85 or younger and is insurable.
○	The Ultimate Amount, including joint policies, is included on each life for the purpose of evaluating the Automatic Binding Limit.
●	If the Aviation risk is rated Table 5 or worse, this life will be deemed uninsurable and the Automatic Reinsurance Pool Capacity will be based on the other life.

John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT E-III

JUMBO LIMIT

For purposes of this Agreement, the applicable “Jumbo Limit” is as follows:

  For Regular Domestic Business:

ISSUE AGE	Super Pref. – Tbl. 4	Tbl. 5 - %bl. 16 (225% - 500%)
0 – 80	[*]	[*]
81 – 85*	[*]	[*]

*Note: On Survivorship products, the older insured may be up to issue age 90 if the better life is 85 or younger.

The Company will notify the Reinsurer with a Jumbo Limit Notification for any policies with issue ages 76-80 that are [*] or for foreign business, submit an email requesting a check for available capacity when the amount in-force and applied for exceeds [*], for any issue age.

  For Foreign Business

Country Category	ISSUE AGE	Super Pref. –Tbl. 4
Category A and B	20 – 75	[*]
Category C	20 – 70	[*]

Subject to this article, the total amount of insurance on an individual life, including each individual life under a Survivorship/joint life policy, shall not exceed the Jumbo Limit applicable to automatic cessions outlined in the above table. For the purposes of this Agreement, the total amount of insurance on an individual life shall equal the sum of a. and b. below:

a.

The total amount of insurance in force and pending Formal Applications with the Company, including ultimate amounts for increasing policies with the Company scheduled at the time the policy is issued, and

b.	The total amount of insurance that, after the exercise of reasonable due diligence by the Company, is known to be in force and pending Formal Applications with all other companies.

Any amounts of insurance to be replaced, where the ownership of a policy has been assigned to the Company in writing, will not be included in the calculation of the total amount of insurance.

A “Formal Application” means any direct life insurance company’s fully completed and signed application for life insurance.

Notwithstanding the preceding, in the event that the Company issues a policy that causes the Jumbo Limit to be exceeded

i)	either unintentionally or as a result of all or a portion of the amount tendered for replacement not being cancelled or terminated for any reason, or

ii)	as a result of a portion of any replaced policy being subsequently reinstated, or

1

EXHIBIT E-III

iii)

a previously unknown amount of in force insurance with another company becomes known; and the Company inadvertently cedes the policy to the Reinsurer automatically under this Agreement (the “Jumbo Break”), the Reinsurer agrees to provide automatic reinsurance coverage on the policy up to its policy quota share specified in this Agreement as of the policy issue date, up to the Reinsurer’s Available Capacity on that life.

Available Capacity is calculated as follows:

●	the Agreement Capacity limit outlined in the above table, minus

●

any amount already retained on that life by the Reinsurer from all companies. Such in- force coverage includes any facultative policies that were issued or awaiting acceptance by a ceding company prior to the policy issue date of the policy that causes the Jumbo Break.

Notwithstanding the above, the Reinsurer shall not accept or reinsure under this Agreement any risk or amount resulting from the intentional or grossly negligent violations of the Jumbo Limit by the Company.

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John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT F

REINSURANCE REPORTS

DATA NOTIFICATION: The Company shall send to the Reinsurer reports, in substantial compliance with the Society of Actuaries Guidelines, at the times indicated below:

Report	Frequency	Due Date

Billing Statement	Monthly	10 days after month end
(by Treaty, totals by Reinsurer)

Reinsurance Policy Exhibit (Summary of movement during the past period)	Monthly / Quarterly/Annually	10 days after period due

Reinsurance Listing	Quarterly	10 days after quarter end
In Force Report

Net Amount at Risk & Premiums	Quarterly	10 days after quarter end

Total Reserves (when required)	Quarterly	17 days after quarter end
(Summary)

Initial Notice of Claim	Monthly	Monthly

Statement of Claims Incurred	Monthly	10 days after month end
(New Claims for the Month)

Statement of Reinsured Claims	Monthly	10 days after month end
Collected
(Claims Netted off the Current
Statement)

Increasing Risk – Ultimate Death	Monthly	10 days after month end
Benefit Report

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John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT F

REPORTING INFORMATION

INFORMATION ON RISKS REINSURED

i.	Type of Transaction
ii.	Effective Date of Transaction
iii.	Automatic/Facultative Indicator
iv.	Policy Number
v.	Full Name of Insured
vi.	Date of Birth
vii.	Sex
viii.	Risk Class
ix.	Smoking Status
x.	Policy Plan Code
xi.	Insured’s State of Residence
xii.	Issue Age
xiii.	Issue Date
xiv.	Duration from Original Policy Date
xv.	Face Amount Issued
xvi.	Reinsured Amount (current Net Amount at Risk)
xvii.	Death Benefit Option (for Flexible Premium type plans)
xviii.	ADB Amount (if applicable)
xix.	Substandard Rating
xx.	Flat Extra Amount Per Thousand
xxi.	Duration of Flat Extra
xxii.	Previous Policies (if applicable)
xxiii.	Premiums

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John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT F

NOTIFICATION OF ACCEPTANCE OF FACULTATIVE OFFER: The Company shall advise the Reinsurer of its acceptance of the Reinsurer’s underwriting decision pertaining to facultative business by sending written notice to the Reinsurer. The full details of the facultative new business shall be outlined on the Company’s Policy Detail Report.

THE REINSURER’S RATINGS: As requested by the Company, the Reinsurer shall supply the most recent credit rating reports on the Reinsurer issued by Standard & Poor’s and A.M. Best Company. These credit reports done by the credit agency should include sections that indicate the assigned rating for the Reinsurer, the rationale for the rating, the outlook for the Reinsurer and a business and financial profile.

RESERVES:

The Reinsurer shall establish and assume liability for all statutory reserves in proportion to its share of the liability. The Reinsurer shall hold reserves in accordance with the NAIC Valuation of Life Insurance Policies Model Regulation as adopted at the Effective Date of this Agreement.

Quarter End Reserves: The Company shall advise the Reinsurer within seventeen (17) Business Days of the end of each quarter, of the amount of reserves calculated on the reinsurance in force under this Agreement, as of the end of the preceding quarter. Any estimated figures provided should be confirmed by actual reserve figures.

Year End Reserves: By February 15th of each year, the Company’s valuation actuary shall certify the amount of reserves calculated on the reinsurance in force under this Agreement as of December 31st of the preceding year.

YRT Deficiency Reserves: If deficiency reserves are required to be held by the Company on any reinsured policy, the entire amount of any such reserve will be established and held by the Company.

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John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT G

DAC TAX ELECTION

Method of Exchanging Information

The Reinsurer and the Company agree to the DAC Tax Election and accordingly will exchange information in the following manner:

1.	The Company will submit a Schedule to the Reinsurer by May 1st, of each year, of its calculation of the net consideration (as referred to in Article XI) for the preceding calendar year.

2.

The Reinsurer, in turn, will complete the Schedule by indicating acceptance of the Company’s calculations of the net consideration or by noting any discrepancies. The Reinsurer will return the completed Schedule to the Company by June 1st, of each year.

3.

If there are any discrepancies between the Company’s and the Reinsurer’s calculation of the net consideration, the parties will act in good faith to resolve the discrepancies by July 1st, of each year.

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John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT H

UNDERWRITING REQUIREMENTS FOR AUTOMATIC REINSURANCE

This Agreement applies to fully underwritten business as well as to business issued through the Company’s Express Track accelerated underwriting process.

All amounts ceded to the Reinsurer must be underwritten in substantial compliance with the Company’s normal underwriting practices and criteria for the applicable policy. The maximum table rating that can be ceded on an automatic basis will be Table 16 for individual policies. For survivorship, the better life must be Table 16 or better. The costs of any exception to these requirements will be borne by the Company. For any underwriting exception, the Company will pay the Reinsurer the true underwriting class reinsurance premium.

Any proposed material changes to the Company’s super preferred, preferred and standard plus underwriting criteria, age and amount requirements, internal super preferred, preferred and standard plus guidelines, or proposed material changes to the Company’s accelerated underwriting process or the eligibility parameters of such process, including maximum issue age and maximum face amount, shall be submitted to the Reinsurer for written approval prior to implementation. If the Reinsurer does not respond within thirty days, the Reinsurer shall be deemed to have accepted such modification.

Express Track Accelerated Underwriting (AUW) Program:

In order to assist the Reinsurer to effectively monitor the AUW program business, and until the Company implements a formal reporting format (i.e. in a TAI format) the Company shall provide the Reinsurer with its AUW program experience data on a quarterly basis in the format the Company currently utilizes or that is subsequently developed. Notwithstanding the foregoing, the Reinsurer may at any time, reasonably request from the Company, ad hoc reports of such data in a mutually agreeable format.

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John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT I

TERMINAL ACCOUNTING AND SETTLEMENT

(a)	In the event that this Agreement is terminated for both in-force and new business pursuant to Article V, a terminal accounting and settlement shall occur.

(b)	The “Terminal Accounting Date” shall be the earliest of: (a) the effective date of termination of this Agreement, or (b) any other date mutually agreed by the parties in writing.

(c)	The final settlement amount shall be determined as follows:

(A + B) – (C + D)

where,

“A” is the unearned reinsurance premium as of the Terminal Accounting Date.

“B” is the amount of pending claims and claims incurred but not reported as of the Terminal Accounting Date that is reported to the Reinsurer within one hundred and eighty (180) days of the Terminal Accounting Date.

“C” is due, but unpaid reinsurance premium as of the Terminal Accounting Date.

“D” is the tabular recapture fee as set forth in section 3 below. Recapture fee applies to circumstances of recapture as defined under Article IX section 1b & Article V section 1c & 1d. For all other recaptures, “D” shall be zero.

(d)

The Company shall provide the calculation of the final settlement amount to the Reinsurer within two hundred and ten (210) days of the Terminal Accounting Date. The Reinsurer shall have 60 days from the date the Company provides the calculation and supporting data and information to review and validate it. In the event the Reinsurer is not able to validate the calculation, then the Company or the Reinsurer shall deposit the final settlement amount into escrow and proceed to cause an arbitration of the matter pursuant to Article 20 of this Agreement. Any amount so deposited shall be subject to adjustment as a result of arbitration.

(e)

If the Reinsurer validates the final settlement amount, it shall be paid on 181st day following the Terminal Accounting Date. In the event the final settlement amount is positive, the Reinsurer shall make payment to the Company. In the event the final settlement amount is negative, the Company shall make payment to the Reinsurer.

(f)	Upon completion of the settlement, the parties shall memorialize the term of the settlement in writing and the parties shall agree to an acceptable mutual release.

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John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version

EXHIBIT I

Recapture Fee

The Company will pay the Reinsurer a recapture charge equal to the annual reinsurance premium rate paid to the Reinsurer multiplied by the amount of reinsurance being recaptured and by the following recapture percentages:

Policy Year	Recapture Charge (as % of annualized reinsurance premium)
1-5	[*]
6-10	[*]
11-15	[*]
16-30	[*]
31-35	[*]
36-40	[*]
41-45	[*]
46-50	[*]
51+	[*]

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John Hancock’s Reinsurance Agreement No: MH19C07

Reinsurer Agreement No: 4461

MARC 4461 JH MH19C07 09012019 – Execution Version